EXHIBIT 10.4




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                          SECOND AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT


                                       OF


                           H. J. HEINZ COMPANY, L.P.


                        (a Delaware limited partnership)


                            Dated as of May 3, 2001


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


                          SECOND AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                           H. J. HEINZ COMPANY, L.P.

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
I.    DEFINED TERMS...........................................................2

      1.01.    Defined Terms..................................................2

      1.02.    Other Defined Terms...........................................11

II.   ORGANIZATION...........................................................11

      2.01.    Continuation of Partnership...................................11

      2.02.    Name and Principal Place of Business..........................12

      2.03.    Term..........................................................12

      2.04.    Registered Agent and Registered Office........................12

      2.05.    Purpose.......................................................12

      2.06.    Acquisition of Property and Debt Financing....................12

III.  PARTNERS...............................................................13

      3.01.    Admission of Partners.........................................13

      3.02.    Limitation on Liability.......................................13

IV.   CAPITAL................................................................13

      4.01.    Initial Capital Contributions.................................13

      4.02.    Additional Capital Contributions..............................14

      4.03.    Contributions of Additional Class A or Class B
               Interest Holders..............................................14

      4.04.    Additional Cash Contributions to Acquire Additional
               Properties....................................................14

      4.05.    Capital Accounts..............................................15

      4.06.    No Further Capital Contributions..............................15

      4.07.    Special Provision.............................................16

      4.08.    Reimbursement of Preformation Expenditures....................16

V.    INTERESTS IN THE PARTNERSHIP...........................................16

      5.01.    Ownership.....................................................16

      5.02.    Waiver of Partition; Nature of Interests in the Partnership...16

VI.   DISTRIBUTIONS..........................................................17


                                      (i)
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                               TABLE OF CONTENTS
                                  (Continued)

                                                                           Page
                                                                           ----
      6.01.    Distributions Of Operating Cash Flow..........................17

      6.02.    Distribution True Up..........................................17

      6.03.    Distribution of Capital Proceeds..............................18

      6.04.    Distributions in Liquidation..................................19

      6.05.    Allocation Among Partners.....................................19

      6.06.    Timing of Distributions.......................................20

VII.  ALLOCATIONS............................................................20

      7.01.    Operating Income..............................................20

      7.02.    Investment Income.............................................20

      7.03.    Operating Loss................................................20

      7.04.    Capital Net Income............................................20

      7.05.    Capital Net Losses............................................21

      7.06.    Winding Up Income and Loss....................................21

      7.07.    Special Allocations and Compliance with Section 704(b)........21

      7.08.    Tax Matters...................................................22

      7.09.    Tax Matters Partner...........................................22

      7.10.    Special Allocation Rules......................................22

      7.11.    Section 704(c)................................................22

      7.12.    Sharing of Nonrecourse Debt...................................23

VIII. MANAGEMENT.............................................................23

      8.01.    Management....................................................23

      8.02.    Management Board..............................................26

      8.03.    Partnership Expenses..........................................28

IX.   BOOKS AND RECORDS......................................................29

      9.01.    Books and Records.............................................29

      9.02.    Accounting and Fiscal Year....................................29

      9.03.    Reports.......................................................29

      9.04.    The Partnership Accountant....................................30

      9.05.    Reserves......................................................30


                                     (ii)

                                       1
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                               TABLE OF CONTENTS
                                  (Continued)

                                                                           Page
                                                                           ----
X.    TRANSFER OF INTERESTS..................................................30

      10.01.   No Transfer...................................................30

      10.02.   Permitted Transfers...........................................30

      10.03.   Transferees...................................................30

      10.04.   Section 754 Election..........................................31

      10.05.   Power of Attorney.............................................31

XI.   EXCULPATION AND INDEMNIFICATION........................................33

      11.01.   Exculpation...................................................33

      11.02.   Indemnification...............................................33

      11.03.   Reliance......................................................34

XII.  DISSOLUTION AND TERMINATION............................................35

      12.01.   Dissolution...................................................35

      12.02.   Termination...................................................35

      12.03.   Liquidating Partner...........................................36

XIII. DEFAULT BY PARTNER.....................................................37

      13.01.   Events of Default.............................................37

      13.02.   Effect of Event of Default....................................37

XIV.  MISCELLANEOUS..........................................................37

      14.01.   Representations and Warranties of the Partners................37

      14.02.   Further Assurances............................................39

      14.03.   Notices.......................................................39

      14.04.   Governing Law.................................................39

      14.05.   Attorney Fees.................................................39

      14.06.   Captions......................................................40

      14.07.   Pronouns......................................................40

      14.08.   Successors and Assigns........................................40

      14.09.   Extension Not a Waiver........................................40

      14.10.   Creditors and Third Parties Not Benefited.....................40

      14.11.   Severability..................................................40


                                     (iii)

                                       2
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                               TABLE OF CONTENTS
                                  (Continued)

                                                                           Page
                                                                           ----

      14.12.   Entire Agreement and Amendments...............................40

      14.13.   Counterparts..................................................41

      14.14.   Confidentiality...............................................41

      14.15.   Venue.........................................................41

      14.16.   Waiver of Jury Trial..........................................41

      14.17.   Enforceability of Power of Attorney...........................41


Schedule A - Limited Partners.................................................1

Schedule B - Additional Limited Partners......................................1

Schedule C - Class A Interest Holders.........................................1

Schedule D - Class B Interest Holders.........................................1

Schedule E - Capital Contributions and Percentage Interests...................1

Schedules F1 to F6 - Assignment Agreements....................................1

Schedule G - Real Estate......................................................1

Schedule H - H. J. Heinz Finance Capital Contribution.........................1

Schedule I - Draft Sales Agency Agreement.....................................1

Addendum 1 Previous Limited Partners..........................................1


                                     (iv)
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                          SECOND AMENDED AND RESTATED
                         LIMITED PARTNERSHIP AGREEMENT
                                       OF
                           H. J. HEINZ COMPANY, L.P.


     This SECOND AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of H. J. Heinz Company, L.P. is made and entered into for all purposes except as expressly provided herein to the contrary, as of May 3, 2001 (the "Effective Date"), by, between and among Heinz Management Company, a Delaware corporation, as the general partner hereof, and the corporations named on Schedule A as the limited partners hereof.

                                R E C I T A L S:
                                - - - - - - - -

     WHEREAS, the Partnership was originally formed by the filing of a Certificate of Limited Partnership for the Partnership (the "Certificate of Limited Partnership") with the Secretary of State of the State of Delaware on October 6, 2000 and the Partnership is currently governed by that certain First Amended and Restated Limited Partnership Agreement of the Partnership made and entered into as of May 3, 2001 as the same has been amended to the date hereof (the "Original Partnership Agreement");

     WHEREAS, pursuant to the terms of the Original Partnership Agreement, made and entered into as of May 3, 2001, the entities listed on Schedule B were admitted as additional Limited Partners of the Partnership;

     WHEREAS, as of May 3, 2001, the only Limited Partners of the Partnership were those entities listed under the heading "May 3, 2001 Limited Partners" on Addendum 1 attached hereto, and effective as of May 4, 2001, the entities named under the heading "Merged Limited Partners" on Addendum 1 were merged with and into CMH, Inc., and as a result thereof, the only Limited Partners of the Partnership immediately thereafter were, and the only Limited Partners on the date this Agreement is entered into continue to be, the entities listed under the heading "May 4, 2001 Limited Partners" on Addendum 1 attached hereto;

     WHEREAS, on January 29, 2002, H. J. Heinz Finance Company ("HFC" or "Heinz Finance") made a Capital Contribution in the amount of $500 million (the
"HFC Contribution"); and

     WHEREAS, the parties hereto desire to enter into this Second Amended and Restated Limited Partnership Agreement upon the terms set forth herein and thereby amend, restate and supersede the Original Partnership Agreement in its entirety to (i) reflect the HFC Contribution (which, for purposes hereof, is effective on January 29, 2002 ("HFC Contribution Date"), (ii) incorporate the terms of previously adopted amendments, including amendments relating to the issuance to HFC as of July 16, 2001 (the "HFC First Prior Contribution Date"), of additional Class B Interests in exchange for the contribution of cash to the Partnership,


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as adjusted to the date hereof, in connection with the Borden's acquisition
(the "HFC First Prior Contribution"), (iii) reflect the issuance to HFC as of September 24, 2001 (the "HFC Second Prior Contribution Date"), of additional Class B Interests in exchange for the contribution of cash to the Partnership, as adjusted to the date hereof, in connection with the Anchor acquisition (the "HFC Second Prior Contribution") (iv) amend Section 6.06 (and certain definitions used therein) as herein provided, and (v) correct certain typographical/scrivener errors and reflect non-substantive clarifications as of the Effective Date, consistent with the intent of the parties hereto on the Effective Date.

     NOW, THEREFORE, the parties hereto hereby agree to amend, restate and supersede the Original Partnership Agreement in its entirety as follows:

I.   DEFINED TERMS

     1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings set forth below:

     "Additional Admissions" means the admission of additional Class A Interest Holders and/or Class B Interest Holders as provided in Section 3.01 hereof.

     "Adjusted Capital Account Deficit" means, with respect to any Partner for any Taxable Year or other period, the deficit balance, if any, in such Partner's Capital Account as of the end of such Taxable Year or other period, after giving effect to the following adjustments:

          (a) credit to such Capital Account any amounts that such Partner is obligated to restore or is deemed obligated to restore as described in the penultimate sentences of Treasury Regulation Section 1.704-2(g)(1) and Treasury Regulation Section 1.704-2(i)(5); and

          (b) debit to such Capital Account the items described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

     "Adjusted Unrecovered Capital" means, with respect to each Class B Interest Holder, 95% of the amount of the aggregate Capital Contributions made by such Class B Interest Holder (and any predecessor in interest), less all distributions theretofore made to such Class B Interest Holder (and any predecessor in interest) pursuant to Section 6.03(c) hereof.

     "Affiliate" means, with respect to any Person, any other Person directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Person. As used in this definition, the term "controlling", "controlled by" or "under common control with" means the possession, directly or indirectly, through one or more intermediaries, of the power to direct or cause the direction of the management and policies of a Person, whether through voting securities, by contract or otherwise.

     "Agreement" means this Second Amended and Restated Limited Partnership Agreement, including any exhibits, schedules or addendums attached hereto, as amended and in effect from time to time pursuant to the terms hereof.

     "Allocation Shortfall Amount" has the meaning set forth in Section 7.01(a) hereof.

     "Assumed Liabilities" has the meaning set forth in Section 4.07 hereof.


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     "Book Basis" means, with respect to any asset of the Partnership, the asset's adjusted basis for federal income tax purposes, except as follows:

          (a) The initial Book Basis of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as finally determined by the General Partner and the contributor;

          (b) The Book Basis of all Partnership assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the General Partner as of the following times: (i) the acquisition of an additional interest in the Partnership by any new or existing Partner in exchange for more than a de minimis Capital Contribution; (ii) the distribution by the Partnership to a Partner of more than a de minimis amount of Partnership money or Property as consideration for an interest in the Partnership; and (iii) the liquidation of the Partnership within the meaning of Regulations
     Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (i) and (ii) of this paragraph shall be made only if the General Partner reasonably determines that such adjustment is necessary to reflect the relative economic interests of the Partners in the Partnership;

          (c) The Book Basis of any Partnership Property distributed to any Partner shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such Property on the date of distribution as determined by the General Partner; and

          (d) The Book Basis of all Partnership Properties shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such Properties pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Book Basis shall not be adjusted pursuant to this subparagraph (d) to the extent that an adjustment pursuant to subparagraph (b) is, in the General Partner's determination, necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph
     (d).

     If the Book Basis of an asset has been determined or adjusted pursuant to subparagraph (a), (b) or (d), such Book Basis shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Income and Losses.

     "Business Day" means any day other than a Saturday or Sunday, a legal holiday in New York, New York or a day on which banking institutions located in the State of New York are authorized by law or other governmental action to close.

     "Capital Account" means the separate account maintained for each Partner pursuant to Section 4.05 hereof.

     "Capital Allocation Shortfall Amount" has the meaning set forth in Section 7.04(a) hereof.


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     "Capital Contributions" means with respect to any Partner the aggregate amount of cash plus the fair market value of property (other than cash) contributed to the Partnership (as determined by the General Partner) reduced by any liabilities of the Partner that are assumed by the Partnership and any liabilities to which any such property is subject.

     "Capital Event" means a sale, or other disposition, of Partnership Property (other than in the ordinary course of business) and any financing or refinancing of Partnership indebtedness not otherwise attributable, in the reasonable judgment of the General Partner, to the Partnership's ordinary business operations.

     "Capital Net Income" means for any Taxable Year or other period of determination, the excess of any Income from Capital Events over Losses from Capital Events for such Taxable Year or other period determined without regard to Income or Loss from Capital Events allocated pursuant to Section 7.07 and determined without regard to Investment Income.

     "Capital Net Loss" means for any Taxable Year or other period of determination, the excess of any Loss from Capital Events over Income from Capital Events for such Taxable Year or other period determined without regard to Income or Loss from Capital Events allocated pursuant to Section 7.07 and determined without regard to Investment Income.

     "Capital Proceeds" means with respect to any Capital Event, the excess of
(i) proceeds from such Capital Event (including amounts available from any reserve account into which proceeds from Capital Events have been previously placed), over (ii) all cash expenditures related to the Capital Event, as determined in the reasonable judgment of the General Partner, including as a cash expenditure for this purpose amounts placed in reasonable reserves by the General Partner pursuant to Section 8.01(b)(iv). Capital Proceeds shall also include proceeds from the sale or disposition of inventory to the extent that, in the reasonable judgement of the General Partner, such proceeds, if distributed, would be more properly treated as a return of capital. Capital Proceeds does not include proceeds derived from sales or dispositions in connection with the liquidation of the Partnership.

     "Certificate of Limited Partnership" has the meaning set forth in the Recitals of this Agreement.

     "Class A Interests" means all the rights, title and interests in the Partnership (including to receive distributions) set forth in this Agreement and allocable or relating to the Class A Interest Holders.

     "Class A Interest Holders" means the entities named on Schedule C as the owners of the Class A Interests (as the same may be amended from time to time in accordance with this Agreement) and their respective successors and assigns, together with any additional entities admitted as Class A Interests Holders pursuant to the terms of this Agreement.

     "Class A Managers" has the meaning set forth in Section 8.02(a) hereof.

     "Class A Unrecovered Capital" means the aggregate amount of Capital Contributions made by the Class A Interest Holders (and any predecessor in interest), less all distributions


                                       4
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theretofore made to the Class A Interest Holders (and any predecessors in interest) pursuant to Sections 6.03(c) and 6.03(d) (other than distributions pursuant to such Sections that are made any time the Class A Unrecovered Capital is zero).

     "Class B Interests" means all the rights, title and interests in the Partnership (including to receive distributions) set forth in this Agreement and allocable or relating to the Class B Interest Holders.

     "Class B Interest Holders" means the entities listed on Schedule D as the owners of the Class B Interests (as the same may be amended from time to time in accordance with this Agreement) and their respective successors and assigns, together with any additional entities admitted as additional Class B Interests Holders pursuant to the terms of this Agreement.

     "Class B Managers" has the meaning set forth in Section 8.02(a) hereof.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder. Any reference herein to any specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any future laws.

     "Deemed Tax Amount" means with respect to each Partner and each Capital Event for which Capital Proceeds are available for distribution to the Partners pursuant to Section 6.03, the product of 38% and the amount of net income and gain (taxable for federal income tax purposes) allocated to such Partner under
Section 704 of the Code as a result of such Capital Event. Provided, that the 38% rate shall be adjusted up or down accordingly if the maximum rate of federal income tax applicable under the Code on the item of gain in question is greater or less than 35%.

     "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act, as amended from time to time.

     "Depreciation" means, for each Taxable Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Taxable Year, except that if the Book Basis of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Taxable Year, Depreciation shall be an amount which bears the same ratio to such beginning Book Basis as the federal income tax depreciation, amortization, or other cost recovery deduction for such Taxable Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Taxable Year is zero, Depreciation shall be determined with reference to such beginning Book Basis using any reasonable method selected by the General Partner.

     "Event of Default" has the meaning set forth in Section 13.01 hereof.

     "Fiscal Year" means the 52-53 week year ending on the Wednesday closest to April 30.

     "Forgoing Partner" has the meaning set forth in Section 6.03(e) hereof.


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     "GAAP" has the meaning set forth in Section 1.02 hereof.

     "General Partner" means, initially HMC, and its successors and assigns.

     "Heinz" means H. J. Heinz Company, a Pennsylvania corporation.

     "HFC" has the meaning set forth in the Recital paragraphs to this Agreement.

     "HFC Contribution" has the meaning set forth in the Recital paragraphs to this Agreement.

     "HFC Prior Contribution" has the meaning set forth in the Recital paragraphs to this Agreement.

     "HMC" means Heinz Management Company, a Delaware corporation.

     "Income" means, for each Taxable Year or other period, an amount equal to the Partnership's taxable income and gain for such year or other period, determined in accordance with Section 703(a) of the Code (including all items of income and gain required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

          (a) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Income or Loss will be considered an item of Income;

          (b) Gain resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Basis of such property, notwithstanding that the adjusted tax basis of such property may differ from its Book Basis;

          (c) Any items specially allocated pursuant to Section 7.11 shall not be considered in determining Income; and

          (d) Any increase to the Book Basis of Partnership Property pursuant to clauses (b) or (c) of the definition of Book Basis shall be taken into account as gain from the disposition of such Property and shall constitute an item of Income.

     "Indemnitees" has the meaning set forth in Section 11.02 hereof.

     "Index Rate" means at any time of determination 8.0% plus (or minus) 50% of the excess (or shortfall) of 90 day LIBOR plus 200 basis points over 8.0%.

     "Individual Preferred Return Amount" means, at any time of determination, an amount calculated for each Class B Interest Holder determined in the same manner as Preferred Return Amount is calculated, but taking account only of such Class B Interest Holder's Unrecovered Capital and distributions for such Fiscal Year to such Class B Interest Holder pursuant to Sections 6.01(a), 6.01(b) and 6.03(a) hereof.


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


     "Interest" means, with respect to any Partner at any time, the entire right, title and interest of such Partner in and to the Partnership at such time, including the right of such Partner to any and all of the benefits to which such Partner may be entitled as provided in this Agreement, together with the obligations of such Partner to comply with all of the terms and provisions of this Agreement.

     "Investment Income" means, an amount determined for each Taxable Year equal to the excess, if any, of all items and Income from Investments for such Taxable Year over all items of Loss from Investments for such Taxable Year.

     "Investment Income Account" means, an account maintained for each Partner equal to the excess, if any, of the aggregate amounts of Investment Income allocated to such Partner (and any predecessor in interest) for the current and all previous Taxable Years, over the aggregate amount theretofore distributed to such Partner (and any predecessor in interest) pursuant to Sections 6.01(c) and 6.03(b) during the current and all previous Taxable Years.

     "Investments" means all notes, bonds or other evidences of indebtedness and any stock in a corporation in which the Partnership owns less than 50% of the total voting power of the corporation.

     "LIBOR" means, for any Quarter, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Bloomberg screen BBAM - British Bankers' Association (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Quarter for a term of 90 days.

     "Limited Partner" or "Limited Partners" means, one or more (as the case may be) of the entities named on Schedule C as Class A Interest Holders, and one or more (as the case may be) of the entities named on Schedule D as Class B Interest Holders and/or their respective successors and assigns, together with any other Person who is admitted as a limited partner of the Partnership in accordance with this Agreement and applicable law, in each case, so long as the same shall continue as a limited partner of the Partnership.

     "Liquidating Partner" means the Partner designated as such by the General Partner; provided, however, that any Partner that causes the dissolution of the Partnership under Section 12.01(d) hereof or with respect to which an Event of Default has occurred shall not serve as the Liquidating Partner.

     "Loss" means, for each Taxable Year or other period, an amount equal to the Partnership's items of taxable deduction and loss for such year or other period, determined in accordance with Section 703(a) of the Code (including all items of loss or deduction required to be stated separately under Section 703(a)(1) of the Code), with the following adjustments:

          (a) Any expenditures of the Partnership described in Section 705(a)(2)(B) of the Code or treated as Section 705(a)(2)(B) expenditures under Treasury Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Loss, will be considered an item of Loss;

          (b) Loss resulting from any disposition of Partnership Property with respect to which gain or loss is recognized for federal income tax purposes will be computed by reference to the Book Basis of such property, notwithstanding that the adjusted tax basis of such property may differ from its Book Basis;

          (c) In lieu of depreciation, amortization and other cost recovery deductions taken into account in computing taxable income or loss, there will be taken into account Depreciation for the Taxable Year or other period;

          (d) Any items of deduction and loss specially allocated pursuant to
     Section 7.11 shall not be considered in determining Loss; and

          (e) Any decrease to the Book Basis of Partnership Property pursuant to clauses (b) or (c) of the definition of Book Basis shall be taken into account as a loss from the disposition of such Property and shall constitute an item of Loss.

     "Management Board" means the management committee formed and operated pursuant to Section 8.02 hereof.

     "Managers" has the meaning set forth in Section 8.02(a) hereof.

     "Net Income" means, for any period, the excess of items of Income over items of Loss, if applicable, for such period determined without regard to any items of Income or Loss allocated pursuant to Section 7.07 hereof.

     "Net Loss" means, for any period, the excess of items of Loss over items of Income, if applicable, for such period determined without regard to any items of Income or Loss allocated pursuant to Section 7.07 hereof.

     "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation
Section 1.704-2.

     "Notices" has the meaning set forth in Section 14.03 hereof.

     "Operating Cash Flow" means, for any period of determination, the excess, if any, of (i) all cash proceeds received by the Partnership (including amounts released from reserves other than reserved amounts from Capital Events), but not including cash proceeds from Capital Events, over (ii) all cash expenditures related to the generation of such cash proceeds (or otherwise attributable to the Partnership's ordinary business operations), as reasonably determined by the General Partner, including as an expenditure for this purpose amounts of such cash proceeds placed into reserves pursuant to Section 8.01(b)(iv) hereof.

     "Operating Income" means, for any Taxable Year, the Net Income, if any, of the Partnership, determined without regard to (i) Investment Income, and (ii) Capital Net Income and Capital Net Loss.

     "Operating Loss" means, for any Taxable Year, the Net Loss, if any, of the Partnership, determined without regard to (i) Investment Income, and (ii) Capital Net Income and Capital Net Loss.

     "Original Partnership Agreement" has the meaning set forth in the Recital paragraphs to this Agreement.

     "Partially Adjusted Capital Account" means, with respect to any Partner for any Taxable Year or other period of the Partnership, the Capital Account balance of such Partner at the beginning of such year or period, adjusted for all Capital Contributions and distributions during such year or period and all special allocations pursuant to Section 7.07 with respect to such year or period but before giving effect to any allocations pursuant to Section 7.06 hereof.

     "Partner" or "Partners" means, one or more (as the case may be) of the General Partner and/or the Limited Partners.

     "Partner Minimum Gain" means the Partnership's "partner nonrecourse debt minimum gain" as defined in Treasury Regulation Section 1.704-2(i)(2).

     "Partner Nonrecourse Deductions" means "partner nonrecourse deductions" as determined in Treasury Regulation Section 1.704-2(i)(2).

     "Partnership" means the Delaware limited partnership formed by the filing of the Certificate of Limited Partnership and operated pursuant to the terms of this Agreement and, for the avoidance of doubt, shall not be construed to mean any Partner.

     "Partnership Accountant" has the meaning set forth in Section 9.04 hereof.

     "Partnership Minimum Gain" means "partnership minimum gain" as determined in Treasury Regulation Section 1.704-2(d).

     "Percentage Interest" means, with respect to each Partner, the percentage shown opposite such Partner's name on Schedule E attached hereto (under the heading Percentage Interest), as the same may be amended from time to time pursuant to the terms of this Agreement. The General Partner is authorized to prepare and attach a revised Schedule E in accordance with the provisions of
Section 4.01 and to amend Schedule E in accordance with Sections 4.03 and/or
4.04 hereof.

     "Person" means any individual, partnership, corporation, limited liability company, trust or other entity.

     "Preferred Return Amount" means, with regard to the Class B Interest Holders as a group, at any time of determination for a Fiscal Year, the cumulative Quarterly Preferred Return Amounts for all Quarters during such Fiscal Year. The Preferred Return Amount shall not be cumulative from one Fiscal Year to another and as a result thereof, with regard to each Fiscal Year of the Partnership, the Preferred Return Amount for such Fiscal Year shall automatically be zero at the beginning of each Fiscal Year.

     "Proper Amount" has the meaning set forth in Section 6.02 hereof.

     "Property" or "Properties" means, all real, personal, tangible or intangible property owned by the Partnership or, as appropriate, an SPV.

     "Quarter" shall mean the period ending on the Wednesday closest to the last day of July, October, January and April.

     "Quarterly Preferred Return Amount" means an amount determined for each Quarter by multiplying (i) 25% of the Index Rate at the beginning of such Quarter and (ii) the sum of the average amount of aggregate Unrecovered Capital during such Quarter and the Undistributed Preferred Return Amount for the prior Quarter within the Fiscal Year.

     "Reasonable Period" has the meaning set forth in Section 13.01 hereof.

     "Recipient Partner" has the meaning set forth in Section 6.03(e) hereof.

     "Regulatory Allocation" has the meaning set forth in Section 7.07(e) hereof.

     "Securities Act" has the meaning set forth in Section 14.01(f) hereof.

     "Security Law" has the meaning set forth in Section 14.01(f) hereof.

     "Sharing Ratio" means 94% to the Class A Interest Holders, 5% for the Class B Interest Holders and 1% for the General Partner.

     "Shortfall" has the meaning set forth in Section 4.02 hereof.

     "Special Receipt Amount" has the meaning set forth in Section 6.03(e) hereof.

     "SPV" has the meaning set forth in Section 2.05 hereof.

     "SPV Agreement" has the meaning set forth in Section 2.05 hereof.

     "Target Account" means, with respect to any Partner for any Taxable Year of the Partnership or other period, the excess of (a) an amount (which may be either a positive balance or a negative balance) equal to the hypothetical distribution (or contribution) such Partner would receive (or contribute) if all assets of the Partnership, including cash, were sold for cash equal to their Book Basis (taking into account any adjustments to Book Basis for such year), all liabilities of the Partnership were then satisfied according to their terms (limited, with respect to each nonrecourse liability, to the Book Basis of the assets securing such liability) and all remaining proceeds from such sale were distributed pursuant to Sections 6.03(a), (b), (c) and (d) (taking account of the last sentence of Section 6.03(e)), over (b) the amount of Partnership Minimum Gain and Partner Minimum Gain that would be charged back to such Partner as determined pursuant to Treasury Regulation Section 1.704-2 immediately prior to such sale.

     "Taxable Year" means the taxable year of the Partnership for federal income tax purposes.

     "Transfer" means any sale, exchange, assignment, gift, hypothecation, pledge, encumbrance or other transfer.

     "Treasury Regulation" or "Regulation" means, with respect to any referenced provision, such provision of the regulations of the United States Department of the Treasury or any successor provision.

     "Undistributed Preferred Return Amount" means an amount determined as of the end of each Quarter equal to the excess, if any, of (i) the Quarterly Preferred Return Amounts for all Quarters within the Fiscal Year, over (ii) all distributions to the Class B Interest Holders for such Fiscal Year pursuant to Sections 6.01(a), 6.01(b) and 6.03(a). The Preferred Return Amount and the Quarterly Preferred Return Amounts shall not be cumulative from one Fiscal Year to another and as a result thereof, with regard to each Fiscal Year of the Partnership, the Undistributed Preferred Return Amount for each Fiscal year shall automatically be zero at the beginning of such Fiscal Year.

     "Unrecovered Capital" means, with respect to each Class B Interest Holder, the aggregate amount of the Capital Contributions made by such Class B Interest Holder (and any predecessor in interest), less all distributions therefore made to such Class B Interest Holder (and any predecessor in interest) pursuant to Sections 6.03(c) and 6.03(d) (other than distributions pursuant to such sections that are made at any time Unrecovered Capital is zero).

     "Winding-Up Income and Loss" means the Net Income or Net Loss in the Winding-Up Year.

     "Winding-Up Year" means the Taxable Year of the Partnership in which all of its assets are disposed of or the Partnership liquidates and each succeeding Taxable Year.

     1.02. OTHER DEFINED TERMS. As used in this Agreement, unless otherwise specified, (a) all references to Sections, Articles or Exhibits are to Sections, Articles or Exhibits of this Agreement, (b) each accounting term has the meaning assigned to it in accordance with United States generally accepted accounting principles, practices and procedures ("GAAP"), (c) all Exhibits, Schedules, Addenda and other attachments to this Agreement are specifically incorporated into and made a part of this Agreement by any reference thereto in this Agreement, (d) the terms "include" and "including" shall be construed as if followed by the phrase "without limitation", and (e) all terms used in this Agreement which are not defined in this Article I shall have the meaning set forth elsewhere in this Agreement.

II.  ORGANIZATION

     2.01. CONTINUATION OF PARTNERSHIP. The Partners hereby agree (a) to continue the Partnership as a limited partnership under the Delaware Act, upon the terms and subject to the conditions set forth in this Agreement, (b) to reflect the issuance of additional Class B Interests to H. J. Heinz Finance Company in consideration for the HFC Prior Contribution, and (c) to issue additional Class B Interests to HFC in consideration for the HFC Contribution. The General Partner is hereby authorized to file and record any amendments to the Certificate of Limited Partnership and such other documents as may be required or appropriate under the

Delaware Act or the laws of any jurisdiction in which the Partnership may conduct business or own property in order to reflect the terms of this Agreement.

     2.02. NAME AND PRINCIPAL PLACE OF BUSINESS.

          (a) The name of the Partnership is set forth on the cover page to this Agreement. The General Partner may change the name of the Partnership or adopt such trade or fictitious names for use by the Partnership as the General Partner may from time to time determine. All business of the Partnership shall be conducted under such name or the name of an SPV, and title to the Properties shall be held in such name or the name of an SPV. In the event the General Partner changes the name of the Partnership or adopts any other name for use by the Partnership, the Partnership shall promptly file or record with the proper offices in each jurisdiction and political subdivision in which the Partnership is conducting business such amendments or certificates, applications or other documents as are required or permitted by any applicable partnership, assumed or fictitious name statutes, or similar statutes or laws in effect in each such jurisdiction or political subdivision thereof.

          (b) The principal place of business and office of the Partnership shall be located at 1062 Progress Street, Pittsburgh, Pennsylvania. The General Partner may from time to time change such principal office and place of business or may change or establish such additional offices or places of business of the Partnership as it may deem necessary or appropriate.

     2.03. TERM. The term of the Partnership commenced on October 6, 2000 and shall be perpetual, unless terminated pursuant to the provisions of this Agreement by the Partners.

     2.04. REGISTERED AGENT AND REGISTERED OFFICE. The registered agent and office of the Partnership is Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

     2.05. PURPOSE. The purpose of the Partnership shall be to engage in the business of food and pet food manufacturing, selling, distribution and any other lawful business directly or indirectly related thereto. The Partnership may form one or more subsidiary entities (each an "SPV") to own all or any of the Properties or to conduct the Partnership's business, provided that the terms of the organizational documents relating to the formation of any such SPV ("SPV Agreement") shall contain such provisions as will together with the provisions of this Agreement have substantially the same effect as would be the case if such Property was held or all such business were conducted by the Partnership pursuant to the terms of this Agreement. Each SPV shall directly or indirectly, through one or more intermediaries, be wholly-owned by the Partnership.

     2.06. ACQUISITION OF PROPERTY AND DEBT FINANCING. The Partners acknowledge and agree that the Partnership shall, and the Partnership is authorized (on its own behalf or on behalf of one or more SPV) to (a) acquire the Properties pursuant to the Assignment, Assumption and Bill of Sale Agreements attached hereto as Schedules F1 to F6, to acquire the real Property described in Schedule G, to acquire the Property described in Schedule H and to enter into those certain Sales Agency Agreements substantially in the form attached hereto as Schedule I and (b) acquire such additional Property or Properties as determined appropriate by the General Partner and upon such terms, conditions and provisions as determined appropriate by the General Partner (and in connection therewith, to accept additional Capital Contributions as set forth in Section 4.04 hereof), without the consent, approval or other action of any other Partner, provided such terms and conditions have been approved by the Management Board. In addition, the Partners acknowledge and agree that in connection with the acquisition of the Properties, the General Partner, on behalf of the Partnership in its own legal capacity or on behalf of any one or more of the SPVs, is authorized to enter into, execute, deliver and perform all obligations under any and all agreements, instruments and documents necessary in connection with the acquisition of the Properties, and any and all amendments thereto.

III. PARTNERS

     3.01. ADMISSION OF PARTNERS. Except as expressly permitted by this Agreement, no other person shall be admitted as a partner of the Partnership, and no additional interest shall be issued, without the approval of the General Partner. The Partners acknowledge and agree that the General Partner is specifically authorized to admit either or both (a) additional Class A Interest Holders and/or (b) additional Class B Interest Holders, to the Partnership, without the consent, approval or other action of any other Partner, provided the terms and conditions of such admission have been approved by the Management Board.

     3.02. LIMITATION ON LIABILITY. Except as expressly provided herein, no Limited Partner shall be liable or obligated personally for any of the debts, obligations or liabilities of the Partnership, and no Partner shall be required to contribute any capital other than the contributions required by the provisions of Article IV hereof. A negative or deficit balance in any Partner's Capital Account shall not be deemed to be an asset of the Partnership and no Partner with a negative or deficit balance in its Capital Account shall have any obligations to the Partnership, any other Partner, or any third party or creditor to restore said negative or deficit balance, except to the extent expressly provided for in this Agreement. No Partner shall be liable for the return of the Capital Contributions, Capital Account or any portion thereof, of any other Partner, it being expressly understood and agreed that such return shall be made solely from the assets of the Partnership in accordance with the terms of this Agreement. No Partner shall be entitled to demand and receive property other than cash in return for its Capital Contributions to the Partnership, its Capital Account or its Interests.

IV.  CAPITAL

     4.01. INITIAL AND SUBSEQUENT CAPITAL CONTRIBUTIONS. Simultaneously with the full and complete execution of the Original Partnership Agreement, each of the Partners made the Capital Contributions to the Partnership set forth under its name on the relevant Schedules F, G or H. Schedule E sets forth the estimated fair market value of the assets contributed by each Partner as of the Effective Date which comprised such Partner's Capital Contribution, and which assets were contributed to the Partnership for its exclusive use and are not being retained by the Partners. The estimated fair market values shown on Schedule E are subject to adjustment to be based upon an independent appraisal. When the final appraisal is obtained, the General Partner shall notify each partner of the values indicated therein and of the corrected amount of each

Partner's Capital Contribution. Any Partner who disagrees with such corrected Capital Contribution shall notify the General Partner in writing within 15 days of receipt of the notice from the General Partner or be deemed to have irrevocably waived its right to object. As a result of the HFC First Prior Contribution, the HFC Second Prior Contribution, and the HFC Contribution, Schedule E also reflects the fair market value of the assets contributed by HFC as of the dates of such contributions. The parties hereto acknowledge that the Unrecovered Capital of HFC was increased, effective as of the HFC First Prior Contribution Date by the amount of the HFC First Prior Contribution, that the Unrecovered Capital of HFC was increased, effective as of the HFC Second Prior Contribution Date by the amount of the HFC Second Prior Contribution and the Unrecovered Capital of HFC was increased, effective as of the HFC Contribution Date by the amount of the HFC Contribution.

     4.02. ADDITIONAL CAPITAL CONTRIBUTIONS. In addition to the Capital Contributions of the Partners as provided above in Section 4.01 hereof, if at any time or from time to time additional funds are required by the Partnership or any SPV in excess of Partnership available funds, for any reason other than as described in Section 4.04 hereof (each a "Shortfall"), including (i) to close any refinancing of a third-party loan (including third-party closing costs), (ii) to pay all costs and expenses (whether operating or capital in nature) in connection with the Partnership's investment in any Property or in connection with the operations of the Partnership or any SPV, and/or (iii) to fund the reasonable working capital needs of the Partnership and each SPV for both operating and capital expenditures of the Partnership or any SPV, the General Partner may (but shall not be obligated to) request that the Partners make further capital contributions in an amount sufficient to fund such Shortfall in return for an interest in the Partnership as reasonably determined by the General Partner. Alternatively, the General Partner may offer interests to Persons who are not Partners on such terms as the General Partner determines reasonable but shall first offer such interests to the Partners.

     4.03. CONTRIBUTIONS OF ADDITIONAL CLASS A OR CLASS B INTEREST HOLDERS. In connection with any Additional Admissions (as provided in Section 3.01 hereof), the General Partner is authorized to accept on behalf of the Partnership (and on behalf of any one or more of the SPVs) contributions to the capital of the Partnership of all or any portion of the business operations and/or assets of such additional Class A Interest Holders and/or additional Class B Interest Holders, in exchange for either Class A Interests and/or Class B Interests in the Partnership (as the case may be), in each case upon such terms, conditions and provisions as determined appropriate by the General Partner and approved by the Management Board (including assumptions of liabilities of the type described in Section 4.07 hereof). In each such case, this Agreement may be amended in such form as reasonably approved by the General Partner for the purpose of (a) admitting such new Class A Interest Holders and/or Class B Interest Holders, (b) setting forth or describing in reasonable detail, accepting and valuing, the assets to be contributed by such new Class A Interest Holders and/or Class B Interest Holders, (c) amending Schedules A, C, D and E of this Agreement as necessary and (d) otherwise amending this Agreement (as determined appropriate by the General Partner) to reflect such Additional Admissions. In connection with any such Additional Admission, the General Partner is authorized (on behalf of the Partnership and any applicable
SPV) to enter into any and all agreements, contracts, documents and other instruments relating to or to effectuate such Additional Admission and the related contribution of business operations and/or assets (in each case, upon such terms, conditions and provisions as determined appropriate by the General Partner) and the General Partner is authorized to execute appropriate amendments to this Agreement on behalf of the other Limited Partners pursuant to Section 10.05 hereof.

     4.04. ADDITIONAL CASH CONTRIBUTIONS TO ACQUIRE ADDITIONAL PROPERTIES. In connection with the acquisition of any additional Properties (as provided in Section 2.06(b) hereof), the General Partner is authorized to accept on behalf of the Partnership (and on behalf of any one or more SPVs) contributions to the capital of the Partnership from existing Partners, in exchange for either new or additional Class A Interests and/or Class B Interests in the Partnership (as the case may be), in each case upon such terms, conditions and provisions as determined appropriate by the General Partner and approved by the Management Board (including assumptions of liabilities of the type described in Section
4.07 hereof). In each such case, this Agreement may be amended in such form as reasonably approved by the General Partner for the purpose of (a) reflecting such new or additional Class A Interests and/or Class B Interests, (b) amending Schedules A, C, D and/or E of this Agreement as necessary and (c) otherwise amending this Agreement (as determined appropriate by the General Partner) to reflect such additional Capital Contributions and acquisitions of Properties. In connection with any such transaction, the General Partner is authorized (on behalf of the Partnership and any applicable SPV) to enter into any and all agreements, contracts, documents and other instruments relating to or to effectuate such additional Capital Contributions and Property acquisitions (in each case, upon such terms, conditions and provisions as determined appropriate by the General Partner) and the General Partner is authorized to execute appropriate amendments to this Agreement on behalf of the other Limited Partners pursuant to Section 10.05 hereof.

     4.05. CAPITAL ACCOUNTS. A separate capital account ("Capital Account") will be maintained for each Partner in accordance with Treasury Regulation
Section 1.704-1(b)(2)(iv) and consistent therewith shall be increased by all increases required pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv) and shall be decreased by all decreases required by Treasury Regulation Section 1.704-1(b)(2)(iv) and any other elective adjustments to capital accounts under such Treasury Regulations deemed appropriate by the General Partner to properly reflect the economic interests of the Partners (unless such elective adjustment is otherwise required under this Agreement). The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. In the event the General Partner shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed Property or which are assumed by the Partnership or any Partners), are computed in order to comply with such Treasury Regulations, the General Partner may make such modification, provided that it is not likely to have a material adverse effect on the amounts distributed to any person pursuant to Section 6.04 hereof.

     4.06. NO FURTHER CAPITAL CONTRIBUTIONS. Except as expressly provided in this Agreement (including with regard to Additional Admissions, acquisitions of additional Properties) or with the prior written consent of all the Partners, no Partner shall be required or entitled to contribute any other or further capital to the Partnership, nor shall any Partner be required or entitled to loan any funds to the Partnership. Notwithstanding any other provision of this Agreement to the contrary, nothing contained herein will, or is intended or will be deemed to benefit any creditor of the Partnership or any creditor of any Partner, and no such creditor will have any rights, interests or claims hereunder, be entitled to any benefits hereunder or be entitled to require the Partnership or any Partner to demand, solicit or accept any loan, advance or additional capital contribution for or to the Partnership or to enforce any right which the Partnership or any Partner may have against any other Partner or which any Partner may have against the Partnership, pursuant to this Agreement or otherwise.

     4.07. SPECIAL PROVISION. The Partners are transferring their business operations to the Partnership which include liabilities incurred in connection with the conduct of the businesses such as trade payables and various other liabilities in connection with employment of personnel and product disposition. The Partnership agrees to assume (within the meaning of Section 752 of the Code) all of the liabilities of each such Partner as of the date hereof other than the excluded liabilities listed in the Assignment, Assumption and Bill of Sale Agreements attached hereto as Schedules F1 to F4 (each such Partner's "Assumed Liabilities"). Each Partner agrees to be secondarily liable for its Assumed Liabilities and to thereby satisfy its Assumed Liabilities when due if the Partnership is unable to do so (and for the avoidance of doubt, reference to the Partnership is reference to the assets of the Partnership and not any Partner). The Partner satisfying its Assumed Liabilities shall be entitled to reimbursement from the Partnership for any amount so paid by such Partner, but shall not be entitled to reimbursement from the other Partners (or a Person related to any such Partner for purposes of Treasury Regulation Section 1.752-2) in its or such other Partner's capacity as a partner herein or in any other capacity, and for the avoidance of doubt, if such Partner fails to satisfy its Assumed Liabilities, such Partner shall pay or reimburse any other Partner who has, in any capacity or through any means, made a payment or has suffered an economic loss with respect to such Partner's Assumed Liabilities as of a result of nonpayment by the Partnership or such Partner of its Assumed Liabilities. For purposes hereof, the Assumed Liabilities of a Partner shall include any liability incurred by the Partnership to refinance any Assumed Liability of such Partner.

     4.08. REIMBURSEMENT OF PREFORMATION EXPENDITURES. The Partnership intends to reimburse certain of the Class A Interest Holders for certain capital expenditures made by such Class A Interest Holders incident to the formation of the Partnership and related to assets contributed to the Partnership. The amount of the reimbursement to each such Class A Interest Holder as well as the capital expenditures to which they relate shall be agreed upon by such Partner, the General Partner, and the Class B Interest Holders and shall be based upon sufficient documentation identifying the expenditures which shall be submitted to the Partnership as soon as reasonably practicable.

V.   INTERESTS IN THE PARTNERSHIP

     5.01. OWNERSHIP. The Properties shall be owned, directly or indirectly (through one or more SPVs), by the Partnership, subject to the terms and provisions of this Agreement.

     5.02. WAIVER OF PARTITION; NATURE OF INTERESTS IN THE PARTNERSHIP. Except as otherwise expressly provided for in this Agreement, each of the Partners hereby irrevocably waives any right or power that such Partner might have:

          (a) To cause the Partnership or any of its assets to be partitioned;

          (b) To cause the appointment of a receiver for all or any portion of the assets of the Partnership;

          (c) To compel any sale of all or any portion of the assets of the Partnership pursuant to any applicable law; or

          (d) To file a complaint, or to institute any proceeding at law or in equity, to cause the termination, dissolution or liquidation of the Partnership.

Each of the Partners has been induced to enter into this Agreement in reliance upon the waivers set forth in this Section 5.02, and without such waivers no Partner would have entered into this Agreement. No Partner shall have any interest in any specific Property. The interests of all Partners in this Partnership are personal property.

VI.  DISTRIBUTIONS

     6.01. DISTRIBUTIONS OF OPERATING CASH FLOW. Operating Cash Flow for each Fiscal Year shall be distributed to the Partners in the following order of priority:

          (a) first, 95% to the Class B Interest Holders, 4% to the Class A Interest Holders and 1% to the General Partner until the Class B Interest Holders have received aggregate distributions for such Fiscal Year pursuant to this Section 6.01(a) and Section 6.03(a)(i) in an amount equal to 80% of the Preferred Return Amount for such Fiscal Year;

          (b) second, 25% to the Class B Interest Holders, 74% to the Class A Interest Holders and 1% to the General Partner until the Class B Interest Holders have received aggregate distributions pursuant to Section 6.03(a),
     Section 6.01(a) and this Section 6.01(b) for such Fiscal Year in an amount equal to the Preferred Return Amount for such Fiscal Year;

          (c) third, to the Partners pro rata in proportion to the balances in their respective Investment Income Accounts to the extent thereof; and

          (d) thereafter, to the Partners in accordance with their respective Sharing Ratios.

     6.02. DISTRIBUTION TRUE UP. The Partners recognize that due to variations in the Index Rate and/or the amount of Operating Cash Flow and/or Capital Proceeds available for distribution during the Fiscal Year, and since distributions pursuant to Section 6.01 and Section 6.03 may be made more often than annually (as provided in Section 6.06 hereof), the aggregate amount of Operating Cash Flow and/or Capital Proceeds received by the Partners on a quarterly or other interim basis may not be the amount to which they would otherwise be entitled to on an annual basis under Section 6.01 and Section 6.03 for a Fiscal Year (the amount each such Partner is to receive on an annual basis pursuant to Sections 6.01 and 6.03 hereof for each Fiscal Year is herein sometimes referred to as the "Proper Amount"), and as a result thereof, the General Partner may adjust any distributions to the Partners (including fourth Quarter distributions and annual distributions) and among the Partners for such Fiscal Year so as to cause the aggregate amount received by each Partner for such Fiscal Year to equal such Partner's Proper Amount. In the event such fourth Quarter or annual adjusting distributions are insufficient to cause the aggregate amounts received by each such Partner for such Fiscal Year to equal their respective Proper Amount, the General Partner may require the return of some or all of the amounts previously distributed to one or more of the Partners for such Fiscal Year, and if necessary, distribute such amounts to other Partners, so as to cause the aggregate amounts received by each of the Partners for such Fiscal Year (after such adjustments, returns and redistributions) to equal the applicable Proper Amount. The General Partner shall notify the Partners of the necessity for any such adjustment and the appropriate adjustment as to each Partner. Any Partner receiving a request for return of any quarterly or other interim distribution, as provided above, shall promptly return such amount to the Partnership, and if necessary to balance the Proper Amount for each Partner, the Partnership shall promptly thereafter distribute some or all of such amount to one or more of the other Partners, so as to cause the aggregate amounts received by each of the Partners to equal the applicable Proper Amount.

     6.03. DISTRIBUTION OF CAPITAL PROCEEDS. Capital Proceeds shall be distributed in the following order of priority:

          (a) first, to the Partners in the following order of priority:

               (i) first, 95% to the Class B Interest Holders, 4% to the Class A Interest Holders and 1% to the General Partner until the Class B Interest Holders have received aggregate distributions for such Fiscal Year pursuant to this Section 6.03(a)(i) and Section 6.01(a) in an amount equal to 80% of the Preferred Return Amount for such Fiscal Year;

               (ii) thereafter, 25% to the Class B Interest Holders, 74% to the Class A Interest Holders and 1% to the General Partner until the Class B Interest Holders have received aggregate distributions for the Fiscal Year pursuant to Section 6.03(a), Section 6.01(a) and
          Section 6.01(b) for such Fiscal Year in an amount equal to the Preferred Return Amount for such Fiscal Year.

          (b) second, to the Partners pro rata in proportion to the balances in their respective Investment Income Accounts to the extent thereof;

          (c) third, 94% to the Class B Interest Holders, 1% to the General Partner and 5% to the Class A Interest Holders until the Adjusted Unrecovered Capital of each Class B Interest Holder is equal to zero; and

          (d) thereafter, to the Partners in proportion to their respective Sharing Ratios.

          (e) Notwithstanding the foregoing, in the event the distribution of Capital Proceeds to a Partner under Section 6.03(c) and Section 6.03(d) results in such Partner receiving Capital Proceeds in an amount that is less than such Partner's Deemed Tax

     Amount, then amounts otherwise distributable under Sections 6.03(c) and 6.03(d) shall instead be redistributed among the Partners in such a manner so as to ensure (with the least amount of economic change possible) that to the greatest extent possible, each Partner receives an amount under Sections 6.03(c) and 6.03(d) that is no less than such Partner's Deemed Tax Amount. Any amounts otherwise distributable pursuant to Section 6.03(c) or Section 6.03(d) but instead distributed pursuant to this
     Section 6.03(e) (first as amounts otherwise distributable pursuant to Section 6.03(d) and then as to Section 6.03(c)) in favor of a Partner ("Recipient Partner") and away from another Partner ("Forgoing Partner") shall be referred to herein as such Forgoing Partner's "Special Receipt Amount." Special Receipt Amounts shall be considered as advances by the Partnership against future distributions to such Recipient Partner and shall be recovered as rapidly as possible such that all future distributions of Capital Proceeds to such Recipient Partner shall instead be distributed pro rata to the Forgoing Partners (in proportion to their respective Special Receipt Amounts) until the Special Receipt Amount of each Forgoing Partner has been fully recovered.

     6.04. DISTRIBUTIONS IN LIQUIDATION. Upon the dissolution and winding-up of the Partnership, the proceeds of sale and other assets of the Partnership distributable to the Partners under Section 12.02(c)(iii) shall be distributed, not later than the latest time specified for such distributions pursuant to Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2) to the Partners in proportion to and in accordance with their respective positive Capital Account balances (after adjustment to reflect all adjustments to Capital Accounts other than the distributions in liquidation). With the approval of the General Partner, a pro rata portion of the distributions that would otherwise be made to the Partners under the preceding sentence may be distributed to a trust established for the benefit of the Partners for the purposes of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership arising out of or in connection with the Partnership. The assets of any trust established under this Section 6.04 will be distributed to the Partners from time to time by the trustee of the trust, upon approval of the General Partner, in the same proportions as the amount distributed to the trust by the Partnership would otherwise have been distributed to the Partners under this Agreement. Upon the liquidation of an interest in the Partnership not otherwise in connection under the liquidation of the Partnership, the liquidating distribution to any such Partner shall be in accordance with such Partner's positive Capital Account balance after taking account of all adjustments to Capital Accounts for the Taxable Year of liquidation (other than the liquidating distribution).

     6.05. ALLOCATION AMONG PARTNERS. For purposes of this Article VI and for purposes of Article VII:

          (a) Amounts distributed to the Class B Interest Holders pursuant to Sections 6.01(a), 6.01(b) and 6.03(a) shall be distributed among them based upon their relative Individual Preferred Return Amounts;

          (b) Amounts distributed to the Class B Interest Holders pursuant to
     Section 6.03(c) shall be distributed among them based upon their relative amounts of Unrecovered Capital; and

          (c) Except as otherwise provided or unless the context otherwise requires, all other amounts allocated or distributed to the Class B Interest Holders shall be allocated or distributed among them in proportion to their respective Percentage Interests and all other amounts allocated or distributed to the Class A Interest Holders shall be allocated or distributed among them in proportion to their respective Percentage Interests.

     6.06. TIMING OF DISTRIBUTIONS. As soon as reasonably practical after the end of each Quarter (as determined by the General Partner) and prior to making any distributions of Capital Proceeds arising from any Capital Event occurring during such Quarter, the General Partner shall endeavor to determine Operating Cash Flow for such Quarter and make distributions of Operating Cash Flow for such Quarter, with annual adjusting distributions as soon as reasonably practical after the end of the fourth Quarter of each Fiscal Year. The General Partner shall make distributions of Capital Proceeds as soon as reasonably practical after the receipt of the Capital Proceeds to be distributed and after distributions of Operating Cash Flow, if any, for the Quarter during which the Capital Event giving rise to such Capital Proceeds occurred.

VII. ALLOCATIONS

     7.01. OPERATING INCOME. For each Taxable Year, Operating Income shall be allocated in the following order of priority:

          (a) first, to each Partner until the aggregate amount allocated to each such Partner (and any predecessor in interest) under this Section 7.01(a) and under Section 7.04(a) for all prior and current periods is equal to the aggregate amount theretofore distributed for all prior and current periods to such Partner (and any predecessor in interest) pursuant to Sections 6.01(a), 6.01(b) and 6.03(a) hereof (as to each Partner the amount of such distributions in excess of such allocations being referred to herein as each such Partner's "Allocation Shortfall Amount") (and if there is insufficient Operating Income to make a full allocation under this Section 7.01(a), then pro rata to the Partners in proportion to their respective Allocation Shortfall Amounts); and

          (b) thereafter, to the Partners in accordance with their respective Sharing Ratios.

     7.02. INVESTMENT INCOME. For each Taxable Year, Investment Income shall be allocated in the following order or priority:

          (a) first, 84% to the Class A Interest Holders, 1% to the General Partner and 15% to the Class B Interest Holders until the aggregate amount allocated under this Section 7.02(a) for such Taxable Year is equal to $10 million; and

          (b) thereafter, 89% to the Class A Interest Holders, 1% to the General Partner and 10% to the Class B Interest Holders.

     7.03. OPERATING LOSS. For each Taxable Year, Operating Loss shall be allocated 94% to the Class A Interest Holder, 5% to the Class B Interest Holders and 1% to the General Partner.

     7.04. CAPITAL NET INCOME. For each Taxable Year, Capital Net Income shall be allocated in the following order of priority:

          (a) first, to each Partner until the aggregate amount allocated to each such Partner (and any predecessor in interest) under this Section 7.04(a) and under Section 7.01(a) for all prior and current periods is equal to the aggregate amount theretofore distributed for all prior and current periods to such Partner (and any predecessor in interest) pursuant to Sections 6.01(a), 6.01(b) and 6.03(a) hereof (as to each Partner, the amount of such distributions in excess of such allocations being referred to herein as each such Partner's "Capital Allocation Shortfall Amount") (and if there is insufficient Capital Net Income to make a full allocation under this Section 7.04(a), then pro rata to the Partners in proportion to their respective Capital Allocation Shortfall Amounts); and

          (b) thereafter, to the Partners in accordance with their respective Sharing Ratios.

     7.05. CAPITAL NET LOSSES. For each Taxable Year, Capital Net Losses shall be allocated to the Partners in accordance with their respective Sharing Ratios.

     7.06. WINDING UP INCOME AND LOSS. Notwithstanding any other provision of this Agreement, Winding Up Income and Loss shall be allocated to make the Partially Adjusted Capital Accounts of the Partners equal, as nearly as possible, their respective Target Accounts.

     7.07. SPECIAL ALLOCATIONS AND COMPLIANCE WITH SECTION 704(b). The following special allocations shall, except as otherwise provided, be made in the following order:

          (a) Notwithstanding anything to the contrary contained in this
     Article VII, if there is a net decrease in Partnership Minimum Gain or in any Partner Minimum Gain during any Taxable Year or other period, prior to any other allocation pursuant hereto, each Partner shall be specially allocated items of Partnership Income for such Taxable Year (and, if necessary, subsequent years) in an amount and manner required by Treasury Regulation Sections 1.704-2(f) or 1.704-2(i)(4). The items to be so allocated shall be determined in accordance with Treasury Regulation
     Section 1.704-2.

          (b) Nonrecourse Deductions for any Taxable Year or other period shall be allocated (as nearly as possible) under Treasury Regulation Section 1.704-2 to the Partners, pro rata in proportion to their respective Sharing Ratios.

          (c) Any Partner Nonrecourse Deductions for any Taxable Year or other period shall be allocated to the Partner that made, or guaranteed or is otherwise liable with respect to the loan to which such Partner Nonrecourse Deductions are attributable in accordance with principles under Treasury Regulation Section 1.704-2(i).

          (d) Any Partner who unexpectedly receives an adjustment, allocation or distribution described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) which causes or increases a negative balance in his or its Capital Account shall be allocated items of Income sufficient to eliminate such increase or negative balance caused thereby, as quickly as possible, to the extent required by such Treasury Regulation.

          (e) The allocations set forth in Sections 7.07(a), 7.07(b), 7.07(c) and 7.07(d) and Section 7.10(a) (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulation Sections 1.704-1 and 1.704-2. It is the intent of the Partners that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership Income and Loss, pursuant to this Section 7.07(e). Therefore, notwithstanding any other provision of this Article VII (other than the Regulatory Allocations), the General Partner shall make such offsetting special allocations of Partnership Income or Loss in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of the Agreement and all Partnership items were allocated pursuant to Sections 7.01, 7.02, 7.03, 7.04, 7.05 and 7.06. In exercising its discretion under this Section 7.07(e), the General Partner shall take into account future Regulatory Allocations under Section 7.07(a) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Sections 7.07(b) and 7.07(c).

     7.08. TAX MATTERS. The Partners intend for the Partnership to be treated as a partnership for federal income tax purposes. The General Partner shall make all applicable elections, determinations and other decisions under the Code and applicable Treasury Regulations, including, without limitation, the deductibility of a particular item of expense and the positions to be taken on the Partnership's tax return, and shall approve the settlement or compromise of all audit matters raised by the Internal Revenue Service affecting the Partners generally. The Partners shall each take reporting positions on their respective federal, state and local income tax returns consistent with the positions determined for the Partnership by the General Partner. The General Partner shall cause all federal, state and local income and other tax returns to be timely filed by the Partnership.

     7.09. TAX MATTERS PARTNER. The General Partner shall be the tax matters partner within the meaning of Section 6231(a)(7) of the Code (and for purposes of any similar state, local or foreign law) and shall possess all rights, obligations and duties of a tax matters partner under the Code. If it determines that it is desirable to do so, the General Partner shall cause the Partnership to make such elections as are necessary to be subject to the unified partnership audit procedures set forth in Section 6221 et seq. of the Code.

     7.10. SPECIAL ALLOCATION RULES.

          (a) No allocation of Net Loss, Loss or Capital Loss shall be made to any Partner if, as a result of such allocation, such Partner would have an Adjusted Capital Account Deficit. Any such disallowed allocation shall be made to the Partners entitled to receive such allocation in accordance with applicable Treasury Regulations under Section 704(b) of the Code in proportion to their respective Percentage Interests.

          (b) For any Taxable Year, allocations shall be made first pursuant to Sections 7.01, 7.02 and 7.03 before any allocations are made to pursuant to Sections 7.04 and 7.05.

     7.11. SECTION 704(c). In accordance with Section 704(c) of the Code and the applicable Treasury Regulations thereunder, income, gain, loss, deduction and tax depreciation with respect to any property contributed to the capital of the Partnership, shall, solely for federal income tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted tax basis of such property to the Partnership and the initial Book Basis of such property under such method (allowable under Section 704(c)) as determined appropriate by the General Partner. In the event the Book Basis of any Partner asset is adjusted pursuant to subparagraph (b) of the definition of Book Basis, subsequent allocations of income, gain, loss deduction and tax depreciation with respect to such asset shall, solely for federal income tax purposes, be allocated among the Partners so as to take into account any variation between the adjusted tax basis of such asset and the Book Basis of such asset in the same manner as under Section 704(c) of the Code utilizing such method (allowable under Section 704(c)) as determined appropriate by the General Partner. All allocations pursuant to this Section 7.11 are solely for federal income tax purposes and shall not be taken into account in determining any Partner's Capital Account, or determining Income or Loss.

     7.12. SHARING OF NONRECOURSE DEBT. For purposes of Treasury Regulation
Section 1.752-3(a)(3) the Partners' shares of "partnership profits" shall be the Sharing Ratios as among the Class A Interest Holders, as a group, the Class B Interest Holders, as a group, and the General Partner and as among the Partners comprising a group in proportion to their respective Percentage Interests.

VIII. MANAGEMENT

     8.01. MANAGEMENT.

          (a) Except as otherwise expressly provided in this Agreement, including the provisions of Section 8.02, the business and affairs of the Partnership shall be vested in and controlled by the General Partner.

          (b) Subject to the provisions of Section 8.02, the General Partner shall have the sole authority to authorize and approve any matters pertaining to the Partnership's business and any matters pertaining to the business of any SPV, including, without limitation, the following matters:

               (i) The making of any decision and the implementing of any decision to acquire any Property, including any decision to admit (A) any additional Class B Interest Holders and/or any additional Class A Interest Holders and the terms and conditions upon which such admission will occur (including any decision to accept Capital Contributions from any such additional Class A Interest Holder and/or any additional Class B Interest Holder and any valuation thereof) and/or (B) accept additional Capital Contributions from any existing Partners for the purpose of acquiring one or more additional Properties;

               (ii) Any financing, refinancing or securitization of any Property and the use of any proceeds thereof, including, without limitation, construction, interim and permanent financing, and any other financing or refinancing of the operations of the Partnership or any SPV and the execution and delivery of any documents, agreements or instruments evidencing, securing or relating to any such financing or any amendment, modification, extension or termination of (or making any material decision, taking any material action, providing any material consent or approval or waiving any material right under) any such documents, agreements or instruments;

               (iii) Any restructuring, improvement, rehabilitation, alteration, repair, or completion of construction or reconstruction of all or any portion of any Property;

               (iv) The establishment of reserves reasonably required in light of anticipated operational needs, acquisitions and contingent and non-contingent liabilities (or reserves retained for purposes of implementing Section 6.02 hereof), and the determination of the amount of available Operating Cash Flow and Capital Proceeds and the timing of any distributions of available Operating Cash Flow and Capital Proceeds or reserves retained for purposes of implementing
          Section 6.02 hereof;

               (v) The institution of any legal proceedings in the name of the Partnership or any SPV, settlement of any legal proceedings against the Partnership or any SPV and confession of any judgment against the Partnership, any SPV or any property of the Partnership or any SPV or making any decision, taking any action, providing any consent or approval or waiving any rights thereunder;

               (vi) All personnel matters involving the Partnership and any SPV, including, without limitation, the hiring or discharge of employees and contractors of the Partnership or any SPV, delegation of authority to any employees or contractors, establishment or amendment of employment policies and benefit plans, etc.;

               (vii) Determining the amount of overhead and other reimbursements or any salary, compensation or other remuneration payable to any Partner or any of their Affiliates pursuant to the terms hereof or any separate agreement between the Partnership or any SPV and a Partner, or any of their Affiliates;

               (viii) The appointment of the Partnership Accountant or any change in the Partnership Accountant or the selection of any other auditor or independent accounting firm for the Partnership or any SPV, or the making of any decision to change any other auditor or independent accounting firm of the Partnership or any SPV;

               (ix) (A) The filing of any voluntary petition in bankruptcy on behalf of the Partnership or any SPV, (B) the consenting to the filing of any involuntary petition in bankruptcy against the Partnership or any SPV, (C) the filing of any petition seeking, or the consenting to, reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency by or on behalf of the Partnership or any SPV, (D) the consenting to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Partnership, any SPV or a substantial part of its or their property, (E) the making of any assignment for the benefit of creditors by or on behalf of the Partnership or any SPV, (F) the admission in writing of the Partnership's or any SPV's inability to pay its debts generally as they become due or (G) the taking of any action by the Partnership or any SPV in furtherance of any such action;

               (x) The making of all material tax elections, determinations and other decisions under the Code and any decision to settle or compromise any matter raised by the Internal Revenue Service;

               (xi) Any sale, exchange, transfer or other disposition of all or any part of any Property, or any sale, transfer or other disposition of all or any part of the Partnership's interest in any SPV and the execution and delivery of any documents, agreements, contracts, binding letters of intent or other document or instrument relating thereto or any amendment, modification, extension or termination of (or making any material decision, taking any material action, providing any material consent or approval or waiving any material right under) any such agreement, contract, binding letter of intent or other document or instrument;

               (xii) The Partnership's or any SPV's incurrence of any liabilities or obligations with regard to any debt or loan guaranties, letters of credit, hedge or hedging agreements, or any similar contingent liabilities;

               (xiii) The making of any decision and the implementing of any decision to form an SPV and to assign, transfer or convey all or any portion of any Property or the rights to acquire any Property to such SPV and the execution and delivery of any documents, agreements or instruments implementing, evidencing or relating to any such decision or action (including any organizational documents relating to any SPV) or amending, modifying, extending or terminating of (or making any material decision, taking any material action, providing any material consent or approval or waiving any material rights under) any such document, agreement or other instrument;

               (xiv) Any decision to dissolve, windup and terminate the Partnership or any SPV and any decision to distribute all or any portion of any Property (or any other property of the Partnership or any SPV) in kind; and

               (xv) With regard to any SPV or any other Person in which the Partnership holds a direct or indirect equity interest, the making of any decision, taking any action or providing any consent or approval with regard to any matter which might otherwise require an action by the Partnership.

          (c) For matters requiring approval of the Management Board, the General Partner shall prepare and submit any necessary materials to the Management Board for its approval prior to taking any final action with respect to such matters.

          (d) Subject to the terms of this Agreement and the limitations imposed by law, the General Partner shall have all of the same powers as a general partner of a general partnership under the laws of the State of Delaware.

          (e) The Limited Partners shall not have any right or power to participate in or have any control over the Partnership's or any SPV's business affairs or operations or to act for or to bind the Partnership or any SPV in any manner whatsoever, nor shall they be required or permitted to consent to, acquiesce in, vote on or approve any action or act taken or decision made by the General Partner except as otherwise specifically provided herein.

     8.02. MANAGEMENT BOARD.

          (a) The Partnership shall have a "Management Board" (herein so called) which shall have the powers set forth in Section 8.02(k) hereof. The Management Board shall be comprised of five members (the "Managers"). The Class B Interest Holders shall appoint three Managers (the "Class B Managers") and the Class A Interest Holders shall appoint two Managers (the "Class A Managers"), provided that so long as Heinz Finance is a direct or indirect Partner, it shall appoint all of the Class B Managers. Any Class B Manager can be replaced at any time by the Class B Interest Holders (or so long as Heinz Finance is a direct or indirect Partner, by Heinz Finance) and the Class A Managers can be replaced at any time by the Class A Interest Holders.

          (b) The initial Class B Managers shall be Paul Renne, Leonard Cullo and Laura Stein and the initial Class A Managers shall be Joe Jimenez and Neil Harrison.

          (c) A majority (in number) of the Managers shall constitute a quorum for the transaction of business at any meeting of the Management Board. The act or affirmative vote of a majority (in number) of the Management Board present at a meeting at which a quorum is present shall be the act of the Management Board provided that at least one Class B Manager shall have consented to such action.

          (d) Any action required to be taken at a meeting of the Management Board or any other action which may be taken at a meeting of the Management Board may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by the number of Managers required to approve such action at a properly called and constituted meeting of the Management Board at which all of the Managers were present and voting. Any such consent signed by the number of the Managers indicated above in the immediately preceding sentence shall have the same effect as an act of a majority (in number) of the Managers at a properly called and constituted meeting of the Management Board at which all of the Managers were present and voting.

          (e) The Managers may participate in and act at meetings of the Management Board through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Participation in such meeting shall constitute attendance in person at the meeting of the person or persons so participating.

          (f) Regular meetings of the Management Board shall be held at such times and places as shall be designated from time to time by resolution of the Management Board, provided the Management Board shall meet no less frequently than quarterly and provided such regular meetings of the Management Board shall be as often as necessary or desirable to carry out its functions hereunder.

          (g) Special meetings of the Management Board may be called by or at the request of any Partner for any reasonable purpose. Special meetings of the Management Board shall be held at a location mutually agreed to by the Managers.

          (h) Notice of any meeting of the Management Board shall be given no fewer than five (5) Business Days and no more than twenty (20) Business Days prior to the date of the meeting. Notice of any meeting of the Management Board shall specify the date, time and place of the proposed meeting and the agenda for the meeting (unless such notice is waived in writing). Notice shall be delivered in the manner set forth in Section
     14.03 hereof. The attendance of a Manager at a meeting of the Management Board shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not properly called or convened.

          (i) A written record of all meetings of the Management Board and all decisions made by it shall be made by such Manager or person appointed by the Management Board, and kept in the records of the Partnership and shall be initialed or signed by at least one Class B Manager. Minutes and/or resolutions of the Management Board when initialed or signed as indicated above shall be binding and conclusive evidence of the decisions reflected therein and any authorizations granted thereby.

          (j) Except as otherwise determined by the Management Board, no member thereof shall be entitled to receive any salary or other remuneration or expense reimbursement from the Partnership or any SPV for his/her services as a member of the Management Board.

          (k) Notwithstanding any other provisions of this Agreement, the Management Board shall have the sole power and authority to do the following:

               (i) transfer the powers and management authority (but not the economic interest) of the General Partner under this Agreement, to any other Person, with or without cause and for any reason;

               (ii) approve any capital expenditure (including acquisitions and dispositions not in the ordinary course of business) exceeding $25 million;

               (iii) approve the issuance, incurrence or assumption of any debt or of any guarantee of an obligation of any person, each in an amount exceeding $25 million (or any debt or guarantee not in the ordinary course of business of the partnership irrespective of the amount), including the refinancing of any indebtedness previously issued, the material terms of which have not been previously approved by the Management Board; provided that the Management Board need not approve any such issuance, incurrence or assumption with respect to any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any Partner (including, for the avoidance of doubt, the partnership and its subsidiaries and affiliates);

               (iv) approve the admission of additional Class A Interest Holders and/or Class B Interest Holders (in any case where the Capital Contribution of such additional Interest Holder exceeds $25 million) and the major terms and conditions of such Additional Admission (including the valuation and acceptance of assets and operations of the new Class A Interest Holder and/or Class B Interest Holder to be contributed to the Partnership and the assumption of liabilities similar in type to the Assumed Liabilities with regard to admission of such new Class A Interest Holder and/or Class B Interest Holder and their contribution of business assets to the Partnership;

               (v) approve the acceptance of additional Capital Contributions exceeding $25 million from any existing Partner for the purpose of acquiring one or more additional Properties and the major terms and conditions of such transaction (including the acceptance of such Capital Contributions, the acquisition of one or more Properties and the assumption of liabilities similar in type to the Assumed Liabilities with regard to such additional Property or Properties);

               (vi) approve the merger or consolidation of the Partnership with or into any entity or the sale, lease, mortgage or other disposition of all or substantially all of the assets of the Partnership;

               (vii) approve the amendment of any material term of the organization documents of the Partnership or any SPV (including, without limitation, the Agreement);

               (viii) approve the conduct by the Partnership of any business outside the ordinary course of its business and such other activities as are reasonably related to the ordinary course of its business or entering into any transaction, agreement or arrangement changing the nature of the Partnership's business;

               (ix) approve any resolution or decision by the Partners regarding the dissolution, liquidation or winding up of the Partnership.

     8.03. PARTNERSHIP EXPENSES. All third-party out-of-pocket costs and expenses incurred by any of the Partners or their respective Affiliates individually and associated with the formation of the Partnership, the SPVs or acquisition of or operation of any Property (other than legal fees and all other costs and expenses incurred by any of the Partners or their respective Affiliates individually and associated with or related to the negotiation and execution of this Agreement or any SPV Agreement) shall be paid or reimbursed by the Partnership. The Partnership shall reimburse the General Partner for all costs and expenses of the General Partner (including, without limitation, any and all salary expense and overhead expense of employees of or contractors hired by the General Partner) incurred in connection with the ongoing operation of the Partnership.

IX.  BOOKS AND RECORDS

     9.01. BOOKS AND RECORDS. The General Partner shall maintain, or cause to be maintained, at the expense of the Partnership, in a manner customary and consistent with good accounting principles, practices and procedures, a comprehensive system of office records, books and accounts (which records, books and accounts shall be and remain the property of the Partnership) in which shall be entered fully and accurately each and every financial transaction with respect to the operations of the Partnership and each SPV and ownership and operation of the Properties. Bills, receipts and vouchers shall be maintained on file by the General Partner. The General Partner shall maintain said books and accounts in a safe manner and separate from any records not having to do directly with the Partnership, any SPV or the Properties. The General Partner shall cause audits to be performed and audited statements and income tax returns to be prepared as required by Section 9.03. Such books and records of account shall be prepared and maintained by the General Partner at the principal place of business of the Partnership or such other place or places as may from time to time be determined by the General Partner. Each Partner or its duly authorized representative shall have the right to inspect, examine and copy such books and records of account at the Partnership's office during reasonable business hours. A reasonable charge for copying books and records may be charged by the Partnership.

     9.02. ACCOUNTING AND FISCAL YEAR. The books of the Partnership and each SPV shall be kept on the accrual basis in accordance with accounting principles, practices and procedures approved by the General Partner and on a tax basis, and the Partnership and each SPV shall report its operations for tax purposes on the accrual method.

     9.03. REPORTS.

          (a) Operating Reports. The General Partner shall provide the Partners with operating reports on a quarterly basis showing the revenues and expenditures of the Partnership for such Quarter.

          (b) Other Reports. The General Partner will furnish to each Partner, at the expense of the Partnership, copies of all reports required to be furnished to any lender of the Partnership or any SPV.

          (c) Tax Reports. Promptly after the end of each Taxable Year, the General Partner will insure the preparation and delivery to each Partner of a report setting forth in sufficient detail all such additional information and data with respect to business transactions effected by or involving the Partnership during the Taxable Year or year of assessment as will enable the Partnership and each Partner to timely prepare its federal, state and local income tax returns in accordance with applicable laws, rules and regulations.

          (d) Tax Returns. The General Partner will insure preparation of all federal, state and local tax returns required of the Partnership or any SPV in a timely manner and will file the tax returns.

          (e) Other. The General Partner shall prepare, at Partnership expense, such additional financial reports and other information as the General Partner may reasonably determine are appropriate. All decisions as to accounting principles shall be made by the General Partner subject to the provisions of this Agreement.

     9.04. THE PARTNERSHIP ACCOUNTANT. The Partnership shall retain as the regular accountant and auditor for the Partnership and each SPV (the "Partnership Accountant") any nationally-recognized accounting firm designated by the General Partner. The fees and expenses of the Partnership Accountant shall be a Partnership expense.

     9.05. RESERVES. The General Partner may, in its discretion and subject to such conditions as it shall determine, establish reserves for the purposes and requirements as it may deem appropriate.

X.   TRANSFER OF INTERESTS

     10.01. NO TRANSFER. Except as expressly permitted or contemplated by this Agreement, no Partner may Transfer all or any portion of its Interest, without the written consent of the General Partner.

     10.02. PERMITTED TRANSFERS. Any one or more Partners may, from time to time and in its or their sole and absolute discretion, without the consent of any other Partner, sell or assign its or their Interests in whole or in part to any of its or their Affiliates, provided that such sale or assignment does not cause the Partnership to (i) "terminate" pursuant to Section 708(b) of the Code, (ii) become a publicly traded partnership for purposes of Section 7704 of the Code, or (iii) be deemed an "investment company" under the Investment Company Act of 1940, as amended.

     10.03. TRANSFEREES. Notwithstanding anything to the contrary contained in this Agreement, no transfer of an Interest of all or any portion of any Interest shall be recognized by the Partnership (and no transferee will be admitted as a Partner) unless (a) such Interest is transferred in compliance with the applicable provisions of this Agreement, (b) such Transfer shall have been approved in writing by each of the remaining Partners (which consent may be withheld in their sole and absolute discretion), unless such Transfer is made in accordance with the provisions of Section 10.02, (c) if applicable, such transferee shall have furnished evidence of satisfaction of the requirements of Section 10.02 reasonably satisfactory to the remaining Partners, and (d) such transferee shall have executed and delivered to the Partnership such instruments as the remaining Partners reasonably deem necessary or desirable to effectuate the admission of such transferee as a Partner and to confirm the agreement of such transferee to be bound by all of the terms and provisions of this Agreement with respect to such Interest. At the request of any of the remaining Partners, each such transferee shall also cause to be delivered to the Partnership, at the transferee's sole cost and expense, a favorable opinion of legal counsel reasonably acceptable to such remaining Partners, to the effect that (i) such transferee has the legal right, power and capacity to own the Interest proposed to be transferred, (ii) such Transfer does not violate any provision of any loan commitment or any mortgage, deed of trust or other security instrument encumbering all or any portion of the Property, (iii) such Transfer does not violate the provisions of
Section 10.02. As promptly as practicable after the admission of any Person as a Partner, the books and records of the Partnership shall be changed to reflect such admission. All reasonable costs and expenses incurred by the Partnership in connection with any Transfer of any Interest and, if applicable, the admission of any transferee as a Partner shall be paid by such transferee.

     10.04. SECTION 754 ELECTION. In the event of a Transfer of all or part of the Interest of a Partner, at the request of the transferee or if in the best interests of the Partnership (as determined by the General Partner), the Partnership shall elect pursuant to Section 754 of the Code to adjust the basis of any Partnership Property as provided by Sections 734 and 743 of the Code, and any cost of such election or cost of administering or accounting for such election shall be at the sole cost and expense of the requesting transferee.

     10.05. POWER OF ATTORNEY.

          (a) Each Limited Partner does hereby irrevocably make, constitute and appoint the General Partner as its true and lawful representative and attorney-in-fact, with full power of substitution and resubstitution, in its name, place and stead, to make, execute, sign, consent to, deliver, file and record with respect to the Partnership:

               (i) all amendments to this Agreement regarding a change in name of the Partnership, its address or that of its registered agent or office or that of a General Partner or any Limited Partner;

               (ii) any amendments to this Agreement regarding any transfer by any Partner of any Interest in the Partnership, but only if there has been compliance with the applicable provisions of this Agreement (including Sections 10.01 through 10.04 hereof);

               (iii) any amendments to this Agreement regarding (A) the admission of additional Class A Interest Holders and/or Class B Interest Holders as provided in Sections 3.01 and 4.03 hereof and/or
          (B) the acceptance of additional Capital Contributions as provided in
          Section 4.04 hereof, and in each case, all other agreements, contracts, instruments or other documents relating thereto, but only if the terms and conditions of such Additional Admission and/or additional Capital Contribution and acquisition of one or more additional Properties have been approved by the Management Board and only if there has been compliance with the other applicable provisions of this Agreement;

               (iv) any and all agreements, contracts, documents and other instruments relating to or to effectuate the admission of any additional Class A Interest Holder and/or Class B Interest Holder (including any amendments to this Agreement), provided the terms and conditions of such admission have been approved by the Management Board and there has otherwise been compliance with the other applicable provisions of this Agreement;

               (v) any and all agreements, contracts, documents and other instruments relating to or to effectuate any additional Capital Contributions from existing Partners (including any amendments to this Agreement) for the purpose of acquiring one or more additional Properties (including any and all agreements, contracts, documents and other instruments relating to such acquisition), provided the terms and conditions of such additional Capital Contributions and acquisition of one or more additional Properties have been approved by the Management Board and there has otherwise been compliance with the other applicable provisions of this Agreement;

               (vi) any other amendments to this Agreement regarding a change in the terms or provisions of this Agreement; provided (i) such amendment has been otherwise agreed to, approved or consented to by the Limited Partners, (ii) such amendment is required to correct a false statement or error in this Agreement, if such correction will not adversely affect the rights and interests of the Limited Partners, nor decrease the obligations and duties of the General Partner, (iii) such amendment is required as a condition to maintaining the Partnership's tax status as a partnership for federal income tax purposes or (iv) such amendment is otherwise required to comply with the Code or the Delaware Act, as either may be amended from time to time (or the successor to either).

          (b) It is expressly understood, intended and agreed by each of the Partners for itself, its administrators, legal representatives, successors and assigns that (i) the grant of this power of attorney is irrevocable and is coupled with an interest by reason of the facts, among others, that the General Partner is relying and will be relying on its power as contemplated by these provisions, that the General Partner would not have entered into this Agreement were it not for the powers granted to it by these provisions and the General Partner has rights in the Partnership property which this power is needed to protect and (ii) the grant of this power of attorney shall survive the dissolution, insolvency, bankruptcy or withdrawal of any Limited Partner and the death, legal incompetency, disability, incapacity, dissolution, insolvency or bankruptcy of any partner, beneficiary, trustee, shareholder or other beneficial owner of any Limited Partner or the assignment of its or their interests in the Partnership or such Limited Partner, as the case may be, and the insolvency, bankruptcy or dissolution of the Partnership. The foregoing power of attorney may be exercised by the General Partner separately on behalf of each Limited Partner by its signature so indicating or on behalf of all or any group of the Limited Partners by indicating that the signature of the General Partner is given on behalf of all or such group of Limited Partners and executing any such instrument with a single signature as attorney-in-fact for all or such group of the Limited Partners.

XI.  EXCULPATION AND INDEMNIFICATION

     11.01. EXCULPATION. No Partner shall be liable to the Partnership, any SPV or to any other Partner for monetary damages for any losses, claims, damages or liabilities arising from any act or omission performed or omitted by it and arising out of or in connection with this Agreement or the Partnership's or any SPV's business or affairs, including any action or omission constituting a breach of any fiduciary duty; provided, however, such act or omission was within the scope of authority granted to such Partner and was not attributable in whole or in part to such Partner's fraud, bad faith, or willful misconduct or gross negligence. THE FOREGOING EXCULPATION PROVISION OF THIS SECTION 11.01 SHALL SPECIFICALLY INCLUDE ANY LOSSES, CLAIMS, DAMAGES OR LIABILITIES ARISING FROM ANY ACT OR FAILURE TO ACT WHICH IS ATTRIBUTABLE, IN WHOLE OR IN PART, TO THE ORDINARY NEGLIGENCE OF THE EXCULPATED PARTY. No general or limited partner of any Partner, member, shareholder or other holder of an equity interest in any Partner or officer, director or employee of any of the foregoing shall be personally liable to the Partnership, any SPV or any Partner in connection with this Agreement or the Partnership's or any SPV's business and affairs (including for the performance of any such Partner's obligations under this Agreement), but the foregoing shall not relieve any partner of any Partner from its obligations to such Partner.

     11.02. INDEMNIFICATION.

          (a) The Partnership shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless each Partner, and each general or limited partner of any Partner, member, shareholder or other holder of any equity interest in such Partner or any officer, director or employee of any of the foregoing (collectively, the "Indemnitees"), against any losses, claims, damages or liabilities to which such Indemnitee may become subject in connection with any matter arising out of or incidental to any act performed or omitted to be performed by any such Indemnitee in connection with this Agreement or the Partnership's or any SPV's business or affairs, including any action or omission constituting a breach of any fiduciary duty; provided, however, that such act or omission was within the scope of authority granted to such Partner or applicable Indemnitee and was not attributable in whole or in part to such Indemnitee's fraud, bad faith, willful misconduct or gross negligence. THE FOREGOING INDEMNIFICATION PROVISIONS OF THIS SECTION 11.02 SHALL SPECIFICALLY INCLUDE ANY LOSSES, CLAIMS, DAMAGES OR LIABILITIES TO WHICH SUCH INDEMNITEE MAY BECOME SUBJECT AS A RESULT OF ANY ACT OR FAILURE TO ACT BY SUCH INDEMNITEE WHICH IS ATTRIBUTABLE, IN WHOLE OR IN PART, TO THE ORDINARY NEGLIGENCE OF SUCH INDEMNITEE OR ANY OF ITS AFFILIATES. If any Indemnitee becomes involved in any capacity in any action, proceeding or investigation in connection with any matter arising out of or in connection with this Agreement or the Partnership's or any SPV's business or affairs, the Partnership shall reimburse such

     Indemnitee for its reasonable legal and other reasonable out-of-pocket expenses (including the cost of any investigation and preparation) as they are incurred in connection therewith, provided that such Indemnitee shall promptly repay to the Partnership the amount of any such reimbursed expenses paid to it if it shall ultimately be determined that such Indemnitee was not entitled to be indemnified by the Partnership in connection with such action, proceeding or investigation. If for any reason (other than the fraud, bad faith, willful misconduct or the ordinary or gross negligence, as the case may be, of such Indemnitee) the foregoing indemnification is unavailable to such Indemnitee, or insufficient to hold it harmless, then the Partnership shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, claim, damage, liability or expense in such proportion as is appropriate to reflect the relative benefits received by the Partnership on the one hand and such Indemnitee on the other hand or, if such allocation is not permitted by applicable law, to reflect not only the relative benefits referred to above but also any other relevant equitable considerations. Any indemnity under this Section 11.02(a) shall be paid solely out of and to the extent of Partnership assets and shall not be a personal obligation of any Partner and in no event will any Partner be required, or permitted without the consent of all of the Partners, to contribute additional capital under Article IV to enable the Partnership to satisfy any obligation under this Section 11.02(a).

          (b) Each Partner shall indemnify and hold harmless the Partnership, each SPV and each of the other Partners from and against any and all claims, demands, liabilities, costs, damages, expenses and causes of action of any nature whatsoever arising out of (i) any act performed by or on behalf of such Partner which was not within the scope of authority conferred upon such Partner under this Agreement, or (ii) the fraud, bad faith, willful misconduct or gross negligence of such Partner. The provisions of this Section 11.02(b) shall survive for a period of four years from the date of dissolution of the Partnership, provided that if at the end of such period there are any actions, proceedings or investigations then pending, any Indemnitee may so notify the Partnership and the other Partners at such time (which notice shall include a brief description of each such action, proceeding or investigation and the liabilities asserted therein) and the provisions of this Section 11.02(b) shall survive with respect to each such action, proceeding or investigation set forth in such notice (or any related action, proceeding or investigation based upon the same or similar claim) until such date that such action, proceeding or investigation is finally resolved.

          (c) Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Partnership or any Partner under this
     Section 11.02 shall inure to the benefit of such Indemnitee, its Affiliates and their respective directors, officers, employees, agents and Affiliates and any successors, assigns, heirs and personal representatives of such Persons.

          (d) Except as may otherwise be expressly and specifically provided herein or in any other agreement to the contrary, in no event shall any general or limited partner of any Partner, shareholder, member or other holder of any equity interests in any Partner or any officer or director of any of the foregoing be liable for any obligations of any Partner.

     11.03. RELIANCE. Any Partner or other Indemnitee may consult with legal counsel, accountants, appraisers, management consultants, investment bankers and other consultants and advisors selected by such Partner or Indemnitee with respect to Partnership or SPV affairs (including interpretations of this Agreement or any SPV Agreement), and shall be fully protected and justified in any action or inaction which is taken or omitted in good faith, in reliance upon and in accordance with the opinion or advice of such counsel, accountant or other consultant, appraiser or advisor as to matters reasonably believed by such Partner or Indemnitee to be within such person's experience level and professional or expert competence. In determining whether a Partner or other Indemnitee acted with the requisite degree of care or otherwise in accordance with this Agreement or any SPV Agreement, such Partner or other Indemnitee shall be entitled to rely on written or oral reports, statements, resolutions, certificates, instruments, opinions, appraisals or other documents or agreements believed by such Partner or such Indemnitee to be genuine and to have been signed or presented by the proper party or parties; provided, however, no Partner or Indemnitee may rely upon any such reports, statements, resolutions, certificates, instruments, opinions, appraisals or other documents or agreements if it believed that the same were materially false.

XII. DISSOLUTION AND TERMINATION

     12.01. DISSOLUTION. The Partnership shall be dissolved and its business wound up upon the earliest to occur of any of the following events:

          (a) The sale, condemnation or other disposition of all of the Properties (or the SPVs) and the receipt of all cash consideration therefor;

          (b) The exercise of the election pursuant to Section 13.02(a) hereof;

          (c) The written determination of the General Partner to terminate the Partnership;

          (d) The resignation, expulsion, bankruptcy or dissolution of the last remaining General Partner or the occurrence of any other event of withdrawal with regard to the last remaining General Partner, unless, within 90 days after such event, the Management Board elects in writing
     (i) to continue the business of the Partnership, and (ii) effective as of the date of such event, to admit at least one additional general partner to the Partnership.

Without limitation on, but subject to, the other provisions hereof, the assignment of all or any part of a Partner's Interest permitted hereunder will not result in the dissolution of the Partnership. Except as otherwise specifically provided in this Agreement, each Partner agrees that, without the consent of the other Partners, no Partner may withdraw from or cause a voluntary dissolution of the Partnership. In the event any Partner withdraws from or causes a voluntary dissolution of the Partnership in contravention of this Agreement, such withdrawal or the causing of a voluntary dissolution shall not affect such Partner's liability for obligations of the Partnership.

     12.02. TERMINATION. In all cases of dissolution of the Partnership, the business of the Partnership shall be wound up and the Partnership terminated as promptly as practicable thereafter, and each of the following shall be accomplished:

          (a) The Liquidating Partner shall cause to be prepared a statement setting forth the assets and liabilities of the Partnership as of the date of dissolution, a copy of which statement shall be furnished to all of the Partners.

          (b) The Properties shall be liquidated by the Liquidating Partner as promptly as possible, but in an orderly and businesslike and commercially reasonable manner.

          (c) The proceeds of sale and all other assets of the Partnership shall be applied and distributed as follows and in the following order of priority:

               (i) To the payment of (A) the debts and liabilities of the Partnership, including debts and liabilities to any Partner and (B) the expenses of liquidation.

               (ii) To the setting up of any reserves which the Liquidating Partner shall determine to be reasonably necessary for contingent, unliquidated or unforeseen liabilities or obligations of the Partnership or any Partner arising out of or in connection with the Partnership. Such reserves may, in the discretion of the Liquidating Partner, be paid over to a national bank or national title company selected by it and authorized to conduct business as an escrow agent to be held by such bank or title company as escrow agent for the purposes of disbursing such reserves to satisfy the liabilities and obligations described above, and at the expiration of such period as the Liquidating Partner may reasonably deem advisable, distributing any remaining balance as provided in Section 12.02(c)(iii) hereof; provided, however, that, to the extent that it shall have been necessary, by reason of applicable law or regulation, to create any reserves prior to any and all distributions which would otherwise have been made under Section 12.02(c)(i) hereof and, by reason thereof, a distribution under Section 12.02(c)(i) hereof has not been made, then any balance remaining shall first be distributed pursuant to Section 12.02(c)(i) hereof.

               (iii) The balance, if any, to the Partners in accordance with
          Section 6.04 hereof.

     12.03. LIQUIDATING PARTNER. The Liquidating Partner is hereby irrevocably appointed as the true and lawful attorney in the name, place and stead of each of the Partners, such appointment being coupled with an interest, to make, execute, sign, acknowledge and file with respect to the Partnership all papers which shall be necessary or desirable to effect the dissolution and termination of the Partnership in accordance with the provisions of this Article XII hereof. Notwithstanding the foregoing, each Partner, upon the request of the Liquidating Partner shall promptly execute, acknowledge and deliver all such documents, certificates and other instruments as the Liquidating Partner shall reasonably request to effectuate the proper dissolution and termination of the Partnership, including the winding up of the business of the Partnership.

XIII. DEFAULT BY PARTNER

     13.01. EVENTS OF DEFAULT. If a Partner commits a material violation or breach of any of the provisions of this Agreement or any SPV Agreement causing material damage or loss to the Partnership or any SPV which is not cured within a Reasonable Period, such Partner having committed such material violation or breach shall have committed an "Event of Default." For this purpose, "Reasonable Period" shall mean 20 calendar days after the breaching party is notified in writing by a non-defaulting Partner.

     13.02. EFFECT OF EVENT OF DEFAULT. Upon the occurrence of an Event of Default by any Partner, the non-defaulting Partners shall have the right, at any time within 180 calendar days from the date of such Event of Default and upon giving the defaulting Partners five (5) Business Days' written notice of such election (and provided such Event of Default is continuing through the end of such five (5) business-day period) to take any of the following actions (in addition to any other rights, remedies or actions permitted pursuant to any other provision of this Agreement):

               (a) Dissolve the Partnership and all the SPVs;

               (b) Pursue any other right or remedy available at law or in equity, including punitive, exemplary and consequential damages.

     The default of any Partner hereunder shall not relieve any Partner from its agreements, liabilities, and obligations hereunder (subject to the terms of this Agreement).

XIV. MISCELLANEOUS

     14.01. REPRESENTATIONS AND WARRANTIES OF THE PARTNERS. Each Partner represents and warrants to the other Partners as follows:

          (a) It is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation with all requisite power and authority to enter into this Agreement and to conduct the business of the Partnership.

          (b) This Agreement constitutes the legal, valid and binding obligation of the Partner enforceable in accordance with its terms.

          (c) No consents or approvals are required from any governmental authority or other person or entity for the Partner to enter into this Agreement and the Partnership. All limited liability company, corporate or partnership action on the part of the Partner necessary for the authorization, execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, have been duly taken.

          (d) The execution and delivery of this Agreement by the Partner, and the consummation of the transactions contemplated hereby, does not conflict with or contravene the provisions of its organizational documents or any agreement or instrument by which it or its properties are bound or any law, rule, regulation, order or decree to which it or its properties are subject.

          (e) No Partner has retained any broker, finder or other commission or fee agent, and no such person has acted on its behalf in connection with the execution and delivery of this Agreement or the acquisition of the Property.

          (f) Each Partner is acquiring its interest in the Partnership for investment, solely for its own account, with the intention of holding such interest for investment and not with a view to, or for resale in connection with, any distribution or public offering or resale of any portion of such interest within the meaning of the Securities Act of 1933 (the "Securities Act") or any other applicable federal or state security law, rule or regulation ("Security Law").

          (g) Each Partner acknowledges that it is aware that its interests in the Partnership has not been registered under the Securities Act or under any other Security Law in reliance upon exemptions contained therein. Each Partner understands and acknowledges that its representations and warranties contained herein are being relied upon by the Partnership, the other Partners and the constituent owners of such other Partners as the basis for exemption of the issuance of interest in the Partnership from registration requirements of the Securities Act and other Security Law. Each Partner acknowledges that the Partnership will not and has no obligation to register any interest in the Partnership under the Securities Act or other Security Law.

          (h) Each Partner acknowledges that prior to its execution of this Agreement, it received a copy of this Agreement and that it examined this document or caused this document to be examined by its representative or attorney. Each Partner does hereby further acknowledge that it or its representative or attorney is familiar with this Agreement, and with the business and affairs of the Partnership, and that except as otherwise specifically provided in this Agreement, it does not desire any further information or data relating to the Partnership, the property or assets of the Partnership or to the other Partners. Each Partner does hereby acknowledge that it understands that the acquisition of its interest in the Partnership is a speculative investment involving a high degree of risk and does hereby represent that it has a net worth sufficient to bear the economic risk of its investment in the Partnership and to justify its investing in a highly speculative venture of this type.

          (i) Each Partner agrees to indemnify and hold harmless the Partnership and each other Partner and their officers, directors, shareholders, partners, employees, successors and assigns from and against any and all loss, damage, liability or expense (including reasonable out of pocket costs and attorneys' fees) which they may incur by reason, or in connection with, any breach of the foregoing representations and warranties by such Partner and all such representations and warranties shall survive the execution and delivery of this Agreement and the termination and dissolution of any Partner and/or the Partnership (nothing herein shall constitute a waiver or extension of any applicable statute of limitations).

     14.02. FURTHER ASSURANCES. Each Partner agrees to execute, acknowledge, deliver, file, record and publish such further instruments and documents, and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of this Agreement; provided the same does not subject any Partner to additional liability and the same is consistent with and does not vary the terms and conditions of this Agreement without the consent of the affected Partner.

     14.03. NOTICES. All notices, demands, consents, approvals, requests or other communications which any of the parties to this Agreement may desire or be required to give hereunder (collectively, "Notices") shall be in writing and shall be given by (a) personal delivery, (b) facsimile transmission or (c) a nationally recognized overnight courier service, fees prepaid, addressed as follows:

     General Partner                    Heinz Management Company
                                        600 Grant Street, 60th Floor
                                        Pittsburgh, PA 15219
                                        Attn: Corporate Secretary

     Class A Interest Holders           H. J. Heinz Company
                                        600 Grant Street, 60th Floor
                                        Pittsburgh, PA 15219
                                        Attn: Corporate Secretary

     Class B Interest Holders           H. J. Heinz Finance Company
                                        600 Grant Street, 60th Floor
                                        Pittsburgh, PA 15219
                                        Attn: Corporate Secretary

Any Partner may designate another addressee (and/or change its address) for Notices hereunder by a Notice given pursuant to this Section 14.03. A Notice sent in compliance with the provisions of this Section 14.03 shall be deemed given on the date of receipt, except if delivery is refused, such notice shall be given on the date delivery is first attempted.

     14.04. GOVERNING LAW. Any provisions of this Agreement dealing with or related to or affecting any loan or advance by any Partner to the Partnership or any other debt obligation of the Partnership to any Partner shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within that State. Otherwise, this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within that State.

     14.05. ATTORNEY FEES. If the Partnership or any Partner obtains a judgment against any Partner by reason of the breach of this Agreement or the failure to comply with the terms hereof, reasonable attorneys' fees and costs as fixed by the court shall be included in such judgment.

     14.06. CAPTIONS. All titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision in this Agreement.

     14.07. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter, singular and plural, as the identity of the party or parties may require.

     14.08. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the parties hereto and their respective executors, administrators, legal representatives, heirs, successors and assigns, and shall inure to the benefit of the parties hereto and, except as otherwise provided herein, their respective executors, administrators, legal representatives, heirs, successors and assigns.

     14.09. EXTENSION NOT A WAIVER. No delay or omission in the exercise of any power, remedy or right herein provided or otherwise available to a Partner or the Partnership shall impair or affect the right of such Partner or the Partnership thereafter to exercise the same. Any extension of time or other indulgence granted to a Partner hereunder shall not otherwise alter or affect any power, remedy or right of any other Partner or of the Partnership, or the obligations of the Partner to whom such extension or indulgence is granted.

     14.10. CREDITORS AND THIRD PARTIES NOT BENEFITED. Nothing contained in this Agreement is intended or shall be deemed to benefit any third party or creditor of the Partnership or any Partner, and no third party or creditor of the Partnership shall be entitled to require the Partnership or the Partners to solicit or accept any additional Capital Contribution for the Partnership or to enforce any right which the Partnership or any Partner may have against any Partner under this Agreement.

     14.11. SEVERABILITY. In case any one or more of the provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and other application thereof shall not in any way be affected or impaired thereby; provided, however, the limitation of liability and exculpation provisions of this Agreement are an integral part hereof.

     14.12. ENTIRE AGREEMENT AND AMENDMENTS. Subject to the provisions of
Section 4.01 hereof, this Agreement contains the entire agreement between the parties relating to the subject matter hereof and all prior agreements relative hereto which are not contained herein are terminated. Amendments, variations, modifications or changes herein may be made effective and binding upon the Partners by, and only by, the setting forth of same in a document duly executed by or on behalf of each Partner, and any alleged amendment, variation, modification or change herein which is not so documented shall not be effective as to any Partner; provided, however, in the circumstances described in Sections 3.01, 4.03, 4.04 and 8.02 hereof, any such amendment may be signed and executed on behalf of one or more Limited Partners by the General Partner acting in accordance with the provisions of Section 10.05 hereof.

     14.13. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall be an original but all of which together shall constitute but one and the same agreement.

     14.14. CONFIDENTIALITY. Each Partner agrees to take reasonable steps to maintain the confidentiality of all proprietary, nonpublic information, documents and materials relating to the business of the Partnership, any SPV and any of their Affiliates (including, but not limited to business plans, pricing and costs of specific product, customer lists and sales data, proprietary customer data, the identity and other information about product and service sources and quality, performance and management or manufacturing processes and any product development ideas or plans) or any Partner, which such Partner now or in the future may possess, except to the extent disclosure of any such information is required by law or authorized by the General Partner.

     14.15. VENUE. Each of the Partners consents to the jurisdiction of any state or federal court sitting in Wilmington County, Delaware for any action arising out of matters related to this Agreement. Each of the Partners waives the right to commence an action in connection with this Agreement in any court outside of Wilmington County, Delaware.

     14.16. WAIVER OF JURY TRIAL. EACH OF THE PARTNERS HEREBY WAIVES TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

     14.17. ENFORCEABILITY OF POWER OF ATTORNEY. In the event it is subsequently determined that any power of attorney provision in this Agreement is unenforceable, the parties hereto agree to execute, acknowledge, deliver, file, record and publish such other instruments and documents (including separate powers of attorney), and do all such other acts and things as may be required by law, or as may be required to carry out the intent and purposes of such power of attorney provisions.

                     [THIS SPACE INTENTIONALLY LEFT BLANK]

                        [SIGNATURES BEGIN ON NEXT PAGE]

     In witness whereof, the parties have executed this Agreement on February 12, 2002 to be effective as of the Effective Date for all purposes except as expressly provided herein to the contrary.


     GENERAL PARTNER:


     Heinz Management Company

     By: /s/ Arthur Winkleblack
        ----------------------------------

        Name: Arthur Winkleblack
              ----------------------------

        Title: President
              ----------------------------



     LIMITED PARTNERS:


     H. J. Heinz Company                      H. J. Heinz Finance Company

     By: /s/ Arthur Winkleblack               By: /s/ Leonard A. Cullo, Jr.
        -----------------------------------      ------------------------------

        Name: Arthur Winkleblack                 Name: Leonard A. Cullo, Jr.
             ------------------------------           -------------------------

        Title: Executive Vice President and      Title: President
              -----------------------------            ------------------------
              Chief Financial Officer
              -----------------------------


     Star- Kist Foods, Inc.                   CMH, Inc.

     By: /s/ Michael D. Milone                By: /s/ Leonard A. Cullo, Jr.
        -----------------------------------      ------------------------------

     Name: Michael D. Milone                     Name: Leonard A. Cullo, Jr.
          ---------------------------------           -------------------------

     Title: President and Chief Executive        Title: President
           --------------------------------            ------------------------
            Officer
           --------------------------------

     Heinz Frozen Foods Company

     By: /s/ Christopher J. Puma
        -----------------------------------

        Name: Christopher J. Puma
             ------------------------------

        Title: Vice President
              -----------------------------


     By its signature below, CMH, Inc. joins in the execution of this Agreement for the additional purpose of agreeing to the terms hereof on behalf of and as successor to (i) Portion Pac, Inc., (ii) Escalon Premier Brands, Inc., (iii) IDF Holdings, Inc., (iv) Quality Chef Foods, Inc., (vi) Thermo Pac, Inc., (vii) Boulder, Inc. and (c) Central Commissary, Inc., each of which were Limited Partners of the Partnership on the Effective Date of this Agreement and each of which was merged with and into CMH, Inc. prior to the date this Agreement was entered into.

     CMH, INC.

     By: /s/ Leonard A. Cullo, Jr.
        -----------------------------------

        Name: Leonard A. Cullo, Jr.
             ------------------------------

        Title: President
              -----------------------------

                         Schedule A - Limited Partners


The following entities are the Limited Partners on the date this Agreement is entered into:

         H. J. Heinz Company, a Pennsylvania corporation

         Star-Kist Foods, Inc., a California corporation

         Heinz Frozen Foods Company, a Delaware corporation

         H. J. Heinz Finance Company, a Delaware corporation

         CMH, Inc., an Idaho corporation

                    Schedule B - Additional Limited Partners


The following corporations were additional Limited Partners as of the date of the Original Partnership Agreement:

         Star-Kist Foods, Inc., a California corporation

         Heinz Frozen Foods Company, a Delaware corporation

         H. J. Heinz Finance Company, a Delaware corporation

         Portion Pac, Inc., an Ohio corporation

         Escalon Premier Brands, Inc. a Delaware corporation

         IDF Holdings, Inc., a Tennessee corporation

         Quality Chef Foods, Inc., an Iowa corporation

         Thermo Pac, Inc., a Georgia corporation

         Boulder, Inc., an Idaho corporation

         CMH, Inc., an Idaho corporation

         Central Commissary, Inc., an Arizona corporation

                     Schedule C - Class A Interest Holders


The following entities are the Class A Interest Holders on the date this Agreement is entered into:

         H. J. Heinz Company, a Pennsylvania corporation

         Star-Kist Foods, Inc., a California corporation

         Heinz Frozen Foods Company, a Delaware corporation

                     Schedule D - Class B Interest Holders


The following entities are the Class B Interest Holders on the date this Agreement is entered into:

         H. J. Heinz Finance Company, a Delaware corporation

         CMH, Inc., an Idaho corporation

The entities named under the heading "Merged Limited Partners" on Addendum 2 to this Agreement were, as of May 3, 2001, Class B Interest Holders, and as a result of their merger with and into CMH, Inc., CMH, Inc. succeeded to the Class B Interests of such Merged Limited Partners and the only Class B Interest Holders of the Partnership immediately thereafter were those entities set forth above.

          Schedule E1 - Capital Contributions and Percentage Interests


The estimated fair market value of the Capital Contribution of each Partner and the relative Percentage Interest in the Partnership represented by each Capital Contribution as of May 3, 2001 is as shown below.

                                                                    Percentage
         Partner                       Capital Contribution         Interests
         -------                       --------------------         ---------
Heinz Management Company                         500,000              .004%
H. J. Heinz Company,                       4,893,000,000              42.1%
Star-Kist Foods, Inc                       1,608.000,000              13.8%
Heinz Frozen Foods Company,                2,034,000,000              17.5%
H. J. Heinz Finance Company                    4,600,000               .04%
Portion Pac, Inc                             714,000,000               6.1%
Escalon Premier Brands                       128,000,000               1.1%
IDF Holdings, Inc                            129,000,000               1.1%
Quality Chef Foods, Inc                       33,900,000                .3%
Thermo Pac, Inc                                8,000,000                .1%
Boulder, Inc.,                               157,000,000               1.3%
CMH, Inc                                   1,895,245,000              16.3%
Central Commissary, Inc                       23,000,000                .2%
                            Total         11,628,245,000

          Schedule E2 - Capital Contributions and Percentage Interests


The estimated fair market value of the Capital Contribution of each Partner and the relative Percentage Interest in the Partnership represented by each Capital Contribution as of the date of this Agreement is as shown below.

                                                                    Percentage
         Partner                       Capital Contribution         Interests
         -------                       --------------------         ---------
Heinz Management Company                         500,000               .004%
H. J. Heinz Company,                       4,893.000,000             38.979%
Star-Kist Foods, Inc                       1,608,000,000             12.810%
Heinz Frozen Foods Company,                2,034,000,000             16.203%
H. J. Heinz Finance Company                  929,220,000              7.402%
CMH, Inc                                   3,088,145,000             24.601%
                             Total        12,552,865,000            100.000%


The estimated Capital Contribution of H. J. Heinz Finance Company is the sum of the initial capital contribution shown on Schedule E1 plus the following contributions of cash:

     First Prior Contribution           $186,400,000.00   July 16, 2001
     Second Prior Contribution          $238,220,000.00   September 24, 2001
     HFC Contribution                   $500,000,000.00   January 29, 2002

                                                                   Schedule F-1

                              H. J. HEINZ COMPANY
               ASSIGNMENT, ASSUMPTION AND BILL OF SALE AGREEMENT


     THIS ASSIGNMENT, ASSUMPTION AND BILL OF SALE AGREEMENT (this "Agreement"), made as of this 3rd day of May, 2001 by and between H. J. Heinz Company, for itself and on behalf of its divisions Heinz USA, Heinz North America, and Chef Francisco and as successor-in-interest to Alden Merrell, Inc., Heinz Service Company and Cornucopia, Inc. ("Assignor"); and H. J. Heinz Company, L.P., a Delaware limited partnership ("Assignee").


                                   RECITALS:


     WHEREAS, pursuant to a consolidation of its United States manufacturing operations, Heinz, and its wholly owned subsidiary, Heinz Management Company, have formed and organized the Assignee with the intent that, following such reorganization and restructuring, the Assignee will be the sole United States operating affiliate of Heinz; and

     WHEREAS, pursuant to such consolidation, Assignor desires to assign, transfer and convey all of the Included Assets (as such term is defined in Section 1.1 below) to Assignee, and Assignee wishes to accept the assignment of such Included Assets, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                   ASSIGNMENT

     Section 1.1. Assigned Assets. Assignor hereby assigns, transfers and conveys to the Assignee all of Assignor's right, title and interest in and to each and every asset, right and interest of every kind, nature or character whatsoever, wherever located, and whether direct or indirect, that are owned, used or held for use by, or for the benefit of or on the behalf of, in whole or in part, Assignor and used in connection with the manufacturing, marketing, distribution and sale of food products in the United States (the "Manufacturing Operations") including, without limitation, the following (but specifically excluding the Excluded Assets, as such term is defined in Section 1.2 below):

     (a) all machinery; tools; dies; molds; appliances; motorized and non-motorized vehicles; trailers, attachments and accessories; marine vessels; aircraft; railway rolling stock; furnishings; equipment (including, but not limited to, all spare and replacement parts); computer hardware; computer software; fuel stocks; plants; materials, stores, supplies, packaging and labeling; documents, records and other similar and dissimilar tangible records; and all other tangible personal property of every conceivable nature, kind, character and description associated with the Manufacturing Operations of the Assignor (the "Property");

     (b) all packaging materials, raw materials and work-in-progress of the Assignor (the "Inventories");

     (c) all real property leases (together with all modifications and amendments thereof and supplements thereto), where the Assignor is the direct or indirect lessor or lessee of land, structures, fixtures and premises (the "Real Property Leases");

     (d) all leases, subleases and assignments (together with all modifications and amendments thereof and supplements thereto), where the Assignor is the direct or indirect lessor or lessee of machinery, equipment or any other personal property (the "Personal Property Leases");

     (e) all easements, profits, licenses pertaining to real property, rights of access, rights of way and other similar or dissimilar rights in real property (together with all modifications and amendments thereof and supplements thereto), where the Assignor is the direct or indirect grantor or grantee (the "Real Property Licenses");

     (f) all written and oral contracts (together with all modifications and amendments thereof and supplements thereto) (the "Contracts");

     (g) all licenses not pertaining to real property (including, but not limited to, computer software licenses and trademark licenses), together with all modifications and amendments thereof and supplements thereto (the "Personal Property Licenses");

     (h) all accounts receivable and all other similar or dissimilar receivables (the "Receivables");

     (i) all prepaid expenses (the "Prepaid Expenses");

     (j) all goodwill, going concern value and other intangible assets associated with the Manufacturing Operations of the Assignor (the "Goodwill");

     (k) all transferable or otherwise assignable approvals, permits, authorizations, licenses, orders, registrations, certificates, variances and other similar or dissimilar permits obtained from any governmental or quasi-governmental authority and pending applications (the "Permits");

     (l) all patents, patent applications and patent claims, whether foreign or domestic, owned or licensed by the Assignor; all copyrights, copyright applications or copyright claims, whether foreign or domestic, owned or licensed by the Assignor; all trade secrets, business privileged materials, proprietary information and all other confidential information of the Assignor, whether or not such information is related to the Manufacturing Operations of the Assignor, including, without limitation, all information relating to sales, sales volume, sales methods, sales proposals, customers, suppliers, prospective customers, financial and accounting records, manuals, formulae, processes, methods, compositions, ideas, improvements, inventions, know-how, research and all other confidential and proprietary information (collectively, the "Proprietary Information");

     (m) all cash, bank and other accounts, bank and other balances, term or time deposits, lock box receipts and similar cash items (the "Accounts"); and

     (n) any claims, demands, judgments, actions, causes of action, joinders, contributions, indemnities, losses, damages, suits, inquiries, proceedings, grievances, arbitrations, judgments or other similar or dissimilar rights of the Assignor (the "Claims"), whether such Claims are known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, vested or contingent; whether arising at law, in equity or otherwise, under common or statutory law, state or federal law, or natural or any other law; whether as a result of active or passive negligence, strict liability in tort, breach of warranty (express or implied), breach of contract, duty to indemnify or any other theory of recovery, basis or cause whatsoever.

Collectively, the assets, properties, rights and interests identified in subsections 1.1(a) through (n) above, together with all other assets, properties, rights and interests of the Assignor not excluded in Section 1.2 below, are referred to in this Agreement as "Included Assets."

     Section 1.2. Excluded Assets. The following assets, properties, rights and interests, whether real or personal, tangible or intangible shall not be included as an Included Asset, and shall specifically be excluded from the assignment and transfer set forth in Section 1.1 above:

     (a) all trademarks, trade names, corporate names and logos of the Assignor;

     (b) the real property owned by Assignor in the County of Allegheny, Pennsylvania;

     (c) all inventory of finished goods on hand at the close of business on May 2, 2001;

     (d) the property and related lease rights and obligations subject to the Equipment Lease Assignment Agreement dated as of May 3, 2001 between Assignor, Star-Kist Foods, Inc. and H. J. Heinz Finance Company;

     (e) all equity interests (however evidenced) or other investments in corporations, partnerships or other entities;

     (f) all assets and liabilities, of whatever nature that are owned by, recorded in the accounts of or otherwise attributable to the World Headquarters division of Assignor including, but not limited to, the Public Debt Obligations, the Commercial Paper and the Equipment Lease Obligations as such terms are defined in the Contribution Agreement dated May 3, 2001 among Assignor, Star-Kist Foods, Inc. and H. J. Heinz Finance Company;

     (g) all assets and liabilities, of whatever nature, relating to income taxes;

     (h) all assets and liabilities, of whatever nature, relating to the activities of Assignor's salaried employees that are transferred from Assignor to Heinz Management Company;

     (i) all intercompany receivables and/or payables from and/or to Central Commissary, Inc., Escalon Premier Brands, Inc., IDF Holdings, Inc., Portion Pac, Inc., Quality Chef Foods, Inc. and Thermo Pac, Inc.;

     (j) that certain real property that is subject to a lease agreement dated July 21, 2000 by and between Assignor and BNP Paribas Leasing Corporation; and

     (k) all corporate records of the Assignor including, without limitation, the corporate financial records, stock, registry and minute books.

Collectively, the assets, properties, rights and interests identified in subsections 1.2(a) - (k) above are referred to in this Agreement as "Excluded Assets."


                                   ARTICLE II

                                   ASSUMPTION

     Section 2.1 Assumed and Excluded Liabilities. Assignee hereby accepts all right, title and interest of Assignor in, to and under the Included Assets and agrees to fully assume, pay, discharge, perform and fulfill, or cause to be assumed, paid, discharged, performed or fulfilled, all duties, liabilities and obligations in connection with, or arising from, such Included Assets from and after the date hereof. Assignee assumes no obligation with respect to the following:

     (a) all liabilities relating to the Excluded Assets;

     (b) all notes payable (including accrued interest) to PM Holding Company;
and

     (c) any other liabilities identified in writing by Assignor and Assignee no later than July 31, 2001 as not pertaining to the Manufacturing Operations.


                                  ARTICLE III

                                  DISCLAIMERS

     Section 3.1 AS IS, WHERE IS; Disclaimer. The Included Assets are being sold, transferred, conveyed, assigned and delivered to Assignee in an "AS IS, WHERE IS" condition. Assignor warrants that the Included Assets conveyed by Assignor is owned by Assignor and that Assignor has the legal right, and is properly authorized and empowered, to sell, transfer, convey, assign and deliver all of its right, title and interest in and to the Included Assets to Assignee. EXCEPT AS OTHERWISE SET FORTH HEREIN, ASSIGNOR MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY REGARDING THE INCLUDED ASSETS, AND ASSIGNOR DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL ASSIGNOR BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES RELATING TO OR CAUSED BY THE INCLUDED ASSETS.


                                   ARTICLE IV

                                    GENERAL

     Section 4.1. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     Section 4.2. Controlling Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law provisions.

     Section 4.3. Further Assurances. Assignor and Assignee shall cooperate with each other with respect to the subject matter of this Agreement, and each party shall take such further actions and execute such further instruments or documents as the other party reasonably shall request from time to time to implement the purposes of this Agreement.

     Section 4.4. Severability. If any provision of this Agreement shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

     Section 4.5. Entire Agreement.This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party thereto to be bound.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

ASSIGNOR:                            H. J. HEINZ COMPANY



                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------





ASSIGNEE:                            H. J. HEINZ COMPANY, L.P.


                                     By:
                                        ---------------------------------------
                                     Name:
                                          -------------------------------------
                                     Title:
                                           ------------------------------------

                                                                   Schedule F-2


                           HEINZ FROZEN FOODS COMPANY
               ASSIGNMENT, ASSUMPTION AND BILL OF SALE AGREEMENT


     THIS ASSIGNMENT, ASSUMPTION AND BILL OF SALE AGREEMENT (this "Agreement"), made as of this 3rd day of May, 2001 by and between Heinz Frozen Foods Company (f/k/a/ Weight Watchers Gourmet Food Company), for itself and as successor-in-interest to Ore-Ida Foods, Inc. ("Assignor"); and H. J. Heinz Company, L.P., a Delaware limited partnership ("Assignee").


                                   RECITALS:


     WHEREAS, Assignor is a wholly owned subsidiary of H. J. Heinz Company, a Pennsylvania corporation ("Heinz"); and

     WHEREAS, pursuant to a consolidation of its United States manufacturing operations, Heinz, and its wholly owned subsidiary, Heinz Management Company, have formed and organized the Assignee with the intent that, following such reorganization and restructuring, the Assignee will be the sole United States operating affiliate of Heinz; and

     WHEREAS, pursuant to such consolidation, Assignor desires to assign, transfer and convey all of the Included Assets (as such term is defined in Section 1.1 below) to Assignee, and Assignee wishes to accept the assignment of such Included Assets, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                   ASSIGNMENT

     Section 1.1. Assigned Assets. Assignor hereby assigns, transfers and conveys to the Assignee all of Assignor's right, title and interest in and to each and every asset, right and interest of every kind, nature or character whatsoever, wherever located, and whether direct or indirect, that are owned, used or held for use by, or for the benefit of or on the behalf of, in whole or in part, Assignor and used in connection with the manufacturing, marketing, distribution and sale of food products in the United States (the "Manufacturing Operations") including, without limitation, the following (but specifically excluding the Excluded Assets, as such term is defined in Section 1.2 below):

     (a) all machinery; tools; dies; molds; appliances; motorized and non-motorized vehicles; trailers, attachments and accessories; marine vessels; aircraft; railway rolling stock; furnishings; equipment (including, but not limited to, all spare and replacement parts); computer hardware; computer software; fuel stocks; plants; materials, stores, supplies, packaging and labeling; documents, records and other similar and dissimilar tangible records; and all other tangible personal property of every conceivable nature, kind, character and description associated with the Manufacturing Operations of the Assignor (the "Property");

     (b) all packaging materials, raw materials and work-in-progress of the Assignor (the "Inventories");

     (c) all real property leases (together with all modifications and amendments thereof and supplements thereto), where the Assignor is the direct or indirect lessor or lessee of land, structures, fixtures and premises (the "Real Property Leases");

     (d) all leases, subleases and assignments (together with all modifications and amendments thereof and supplements thereto), where the Assignor is the direct or indirect lessor or lessee of machinery, equipment or any other personal property (the "Personal Property Leases");

     (e) all easements, profits, licenses pertaining to real property, rights of access, rights of way and other similar or dissimilar rights in real property (together with all modifications and amendments thereof and supplements thereto), where the Assignor is the direct or indirect grantor or grantee (the "Real Property Licenses");

     (f) all written and oral contracts (together with all modifications and amendments thereof and supplements thereto) (the "Contracts");

     (g) all licenses not pertaining to real property (including, but not limited to, computer software licenses and trademark licenses), together with all modifications and amendments thereof and supplements thereto (the "Personal Property Licenses");

     (h) all accounts receivable and all other similar or dissimilar receivables (the "Receivables");

     (i) all prepaid expenses (the "Prepaid Expenses");

     (j) all goodwill, going concern value and other intangible assets associated with the Manufacturing Operations of the Assignor (the "Goodwill");

     (k) all transferable or otherwise assignable approvals, permits, authorizations, licenses, orders, registrations, certificates, variances and other similar or dissimilar permits obtained from any governmental or quasi-governmental authority and pending applications (the "Permits");

     (l) all patents, patent applications and patent claims, whether foreign or domestic, owned or licensed by the Assignor; all copyrights, copyright applications or copyright claims, whether foreign or domestic, owned or licensed by the Assignor; all trade secrets, business privileged materials, proprietary information and all other confidential information of the Assignor, whether or not such information is related to the Manufacturing Operations of the Assignor, including, without limitation, all information relating to sales, sales volume, sales methods, sales proposals, customers, suppliers, prospective customers, financial and accounting records, manuals, formulae, processes, methods, compositions, ideas, improvements, inventions, know-how, research and all other confidential and proprietary information (collectively, the "Proprietary Information");

     (m) all cash, bank and other accounts, bank and other balances, term or time deposits, lock box receipts and similar cash items (the "Accounts"); and

     (n) any claims, demands, judgments, actions, causes of action, joinders, contributions, indemnities, losses, damages, suits, inquiries, proceedings, grievances, arbitrations, judgments or other similar or dissimilar rights of the Assignor (the "Claims"), whether such Claims are known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, vested or contingent; whether arising at law, in equity or otherwise, under common or statutory law, state or federal law, or natural or any other law; whether as a result of active or passive negligence, strict liability in tort, breach of warranty (express or implied), breach of contract, duty to indemnify or any other theory of recovery, basis or cause whatsoever;

Collectively, the assets, properties, rights and interests identified in subsections 1.1(a) through (n) above, together with all other assets, properties, rights and interests of the Assignor not excluded in Section 1.2 below, are referred to in this Agreement as "Included Assets."

     Section 1.2. Excluded Assets. The following assets, properties, rights and interests, whether real or personal, tangible or intangible shall not be included as an Included Asset, and shall specifically be excluded from the assignment and transfer set forth in Section 1.1 above:

     (a) all trademarks, trade names, corporate names and logos of the Assignor;

     (b) all inventory of finished goods on hand at the close of business on May 2, 2001;

     (c) all equity interests (however evidenced) or other investments in corporations, partnerships or other entities;

     (d) all assets and liabilities, of whatever nature, relating to income taxes;

     (e) all assets and liabilities, of whatever nature, relating to the activities of Assignor's salaried employees that are being transferred to Heinz Management Company;

     (f) all corporate records of the Assignor including, without limitation, the corporate financial records, stock registry and minute books; and

     (g) that certain intercompany receivable due from H. J. Heinz Company.

Collectively, the assets, properties, rights and interests identified in subsections 1.2(a) - (g) above are referred to in this Agreement as "Excluded Assets."


                                   ARTICLE II

                                   ASSUMPTION

     Section 2.1 Assumed and Excluded Liabilities. Assignee hereby accepts all right, title and interest of Assignor in, to and under the Included Assets and agrees to fully assume, pay, discharge, perform and fulfill, or cause to be assumed, paid, discharged, performed or fulfilled, all duties, liabilities and obligations in connection with, or arising from, such Included Assets from and after the date hereof. Assignee assumes no obligation with respect to the following:

     (a) all liabilities relating to the Excluded Assets;

     (b) all notes payable (including accrued interest) to PM Holding Company;
and

     (c) any other liabilities identified in writing by Assignor and Assignee no later than July 31, 2001 as not pertaining to the Manufacturing Operations.


                                  ARTICLE III

                                  DISCLAIMERS

     Section 3.1 AS IS, WHERE IS; Disclaimer. The Included Assets are being sold, transferred, conveyed, assigned and delivered to Assignee in an "AS IS, WHERE IS" condition. Assignor warrants that the Included Assets conveyed by Assignor is owned by Assignor and that Assignor has the legal right, and is properly authorized and empowered, to sell, transfer, convey, assign and deliver all of its right, title and interest in and to the Included Assets to Assignee. EXCEPT AS OTHERWISE SET FORTH HEREIN, ASSIGNOR MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY REGARDING THE INCLUDED ASSETS, AND ASSIGNOR DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL ASSIGNOR BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES RELATING TO OR CAUSED BY THE INCLUDED ASSETS.

                                   ARTICLE IV

                                    GENERAL

     Section 4.1. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     Section 4.2. Controlling Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law provisions.

     Section 4.3. Further Assurances. Assignor and Assignee shall cooperate with each other with respect to the subject matter of this Agreement, and each party shall take such further actions and execute such further instruments or documents as the other party reasonably shall request from time to time to implement the purposes of this Agreement.

     Section 4.4. Severability. If any provision of this Agreement shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

     Section 4.5. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party thereto to be bound.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


ASSIGNOR:                              HEINZ FROZEN FOODS COMPANY


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------





ASSIGNEE:                              H. J. HEINZ COMPANY, L.P.


                                       By:
                                          --------------------------------------
                                       Name:
                                            ------------------------------------
                                       Title:
                                             -----------------------------------

                                                                   Schedule F-3


                             STAR-KIST FOODS, INC.
               ASSIGNMENT, ASSUMPTION AND BILL OF SALE AGREEMENT


     THIS ASSIGNMENT, ASSUMPTION AND BILL OF SALE AGREEMENT (this "Agreement"), made as of this 3rd day of May, 2001 by and between Star-Kist Foods, Inc. for itself and on behalf of its divisions Star-Kist Seafood Company and Heinz Pet Products, and as successor-in-interest to HPP Specialty Pet Products, Inc. and Nature's Recipe ("Assignor"); and H. J. Heinz Company, L.P., a Delaware limited partnership ("Assignee").


                                   RECITALS:


     WHEREAS, Assignor is a wholly owned subsidiary of H. J. Heinz Company, a Pennsylvania corporation ("Heinz"); and

     WHEREAS, pursuant to a consolidation of its United States manufacturing operations, Heinz, and its wholly owned subsidiary, Heinz Management Company, have formed and organized the Assignee with the intent that, following such reorganization and restructuring, the Assignee will be the sole United States operating affiliate of Heinz; and

     WHEREAS, pursuant to such consolidation, Assignor desires to assign, transfer and convey all of the Included Assets (as such term is defined in Section 1.1 below) to Assignee, and Assignee wishes to accept the assignment of such Included Assets, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                   ASSIGNMENT

         Section 1.1. Assigned Assets. Assignor hereby assigns, transfers and conveys to the Assignee all of Assignor's right, title and interest in and to each and every asset, right and interest of every kind, nature or character whatsoever, wherever located, and whether direct or indirect, that are owned, used or held for use by, or for the benefit of or on the behalf of, in whole or in part, Assignor and used in connection with the manufacturing, marketing, distribution and sale of food and pet food products in the United States (the "Manufacturing Operations") including, without limitation, the following (but specifically excluding the Excluded Assets, as such term is defined in Section
1.2 below):

     (a) all machinery; tools; dies; molds; appliances; motorized and non-motorized vehicles; trailers, attachments and accessories; marine vessels; aircraft; railway rolling stock; furnishings; equipment (including, but not limited to, all spare and replacement parts); computer hardware; computer software; fuel stocks; plants; materials, stores, supplies, packaging and labeling; documents, records and other similar and dissimilar tangible records; and all other tangible personal property of every conceivable nature, kind, character and description associated with the Manufacturing Operations of the Assignor (the "Property");

     (b) all packaging materials, raw materials and work-in-progress of the Assignor (the "Inventories");

     (c) all real property leases (together with all modifications and amendments thereof and supplements thereto), where the Assignor is the direct or indirect lessor or lessee of land, structures, fixtures and premises (the "Real Property Leases");

     (d) all leases, subleases and assignments (together with all modifications and amendments thereof and supplements thereto), where the Assignor is the direct or indirect lessor or lessee of machinery, equipment or any other personal property (the "Personal Property Leases");

     (e) all easements, profits, licenses pertaining to real property, rights of access, rights of way and other similar or dissimilar rights in real property (together with all modifications and amendments thereof and supplements thereto), where the Assignor is the direct or indirect grantor or grantee (the "Real Property Licenses");

     (f) all written and oral contracts (together with all modifications and amendments thereof and supplements thereto) (the "Contracts");

     (g) all licenses not pertaining to real property (including, but not limited to, computer software licenses and trademark licenses), together with all modifications and amendments thereof and supplements thereto (the "Personal Property Licenses");

     (h) all accounts receivable and all other similar or dissimilar receivables (the "Receivables");

     (i) all prepaid expenses (the "Prepaid Expenses");

     (j) all goodwill, going concern value and other intangible assets associated with the Manufacturing Operations of the Assignor (the "Goodwill");

     (k) all transferable or otherwise assignable approvals, permits, authorizations, licenses, orders, registrations, certificates, variances and other similar or dissimilar permits obtained from any governmental or quasi-governmental authority and pending applications (the "Permits");

     (l) all patents, patent applications and patent claims, whether foreign or domestic, owned or licensed by the Assignor; all copyrights, copyright applications or copyright claims, whether foreign or domestic, owned or licensed by the Assignor; all trade secrets, business privileged materials, proprietary information and all other confidential information of the Assignor, whether or not such information is related to the Manufacturing Operations of the Assignor, including, without limitation, all information relating to sales, sales volume, sales methods, sales proposals, customers, suppliers, prospective customers, financial and accounting records, manuals, formulae, processes, methods, compositions, ideas, improvements, inventions, know-how, research and all other confidential and proprietary information (collectively, the "Proprietary Information");

     (m) all cash, bank and other accounts, bank and other balances, term or time deposits, lock box receipts and similar cash items (the "Accounts"); and

     (n) any claims, demands, judgments, actions, causes of action, joinders, contributions, indemnities, losses, damages, suits, inquiries, proceedings, grievances, arbitrations, judgments or other similar or dissimilar rights of the Assignor (the "Claims"), whether such Claims are known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, vested or contingent; whether arising at law, in equity or otherwise, under common or statutory law, state or federal law, or natural or any other law; whether as a result of active or passive negligence, strict liability in tort, breach of warranty (express or implied), breach of contract, duty to indemnify or any other theory of recovery, basis or cause whatsoever.

Collectively, the assets, properties, rights and interests identified in subsections 1.1(a) through (n) above, together with all other assets, properties, rights and interests of the Assignor not excluded in Section 1.2 below, are referred to in this Agreement as "Included Assets."

     Section 1.2. Excluded Assets. The following assets, properties, rights and interests, whether real or personal, tangible or intangible shall not be included as an Included Asset, and shall specifically be excluded from the assignment and transfer set forth in Section 1.1 above:

     (a) all trademarks, trade names, corporate names and logos of the Assignor;

     (b) all inventory of finished goods on hand at the close of business on May 2, 2001;

     (c) all equity interests (however evidenced) or other investments in corporations, partnerships or other entities;

     (d) that certain property and related lease rights and obligations subject to the Equipment Lease Assignment Agreement dated May 3, 2001 between Assignor,
H. J. Heinz Company and H. J. Heinz Finance Company;

     (e) all assets and liabilities, of whatever nature, relating to income taxes;

     (f) all assets and liabilities, of whatever nature, relating to the activities of Assignor's salaried employees that are being transferred to Heinz Management Company;

     (g) all corporate records of the Assignors including, without limitation, the corporate financial records, stock registry and minute books;

     (h) that certain intercompany receivable due from H. J. Heinz Company; and

     (i) that certain note of the H. J. Heinz Company dated May 2, 2001 in the principal amount of Thirty-Five Million Dollars ($35,000,000.00).

Collectively, the assets, properties, rights and interests identified in subsections 1.2(a) - (i) above are referred to in this Agreement as "Excluded Assets."


                                   ARTICLE II

                                   ASSUMPTION

     Section 2.1 Assumed and Excluded Liabilities. Assignee hereby accepts all right, title and interest of Assignor in, to and under the Included Assets and agrees to fully assume, pay, discharge, perform and fulfill, or cause to be assumed, paid, discharged, performed or fulfilled, all duties, liabilities and obligations in connection with, or arising from, such Included Assets from and after the date hereof. Assignee assumes no obligation with respect to the following:

     (a) all liabilities relating to the Excluded Assets;

     (b) all notes payable (including accrued interest) to PM Holding Company;
and

     (c) any other liabilities identified in writing by Assignor and Assignee no later than July 31, 2001 as not pertaining to the Manufacturing Operations.


                                  ARTICLE III

                                  DISCLAIMERS

     Section 3.1 AS IS, WHERE IS; Disclaimer. The Included Assets are being sold, transferred, conveyed, assigned and delivered to Assignee in an "AS IS, WHERE IS" condition. Assignor warrants that the Included Assets conveyed by Assignor is owned by Assignor and that Assignor has the legal right, and is properly authorized and empowered, to sell, transfer, convey, assign and deliver all of its right, title and interest in and to the Included Assets to Assignee. EXCEPT AS OTHERWISE SET FORTH HEREIN, ASSIGNOR MAKES NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY REGARDING THE INCLUDED ASSETS, AND ASSIGNOR DISCLAIMS ALL OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL ASSIGNOR BE LIABLE FOR

CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES RELATING TO OR CAUSED BY THE INCLUDED ASSETS.


                                   ARTICLE IV

                                    GENERAL

     Section 4.1. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     Section 4.2. Controlling Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law provisions.

     Section 4.3. Further Assurances. Assignor and Assignee shall cooperate with each other with respect to the subject matter of this Agreement, and each party shall take such further actions and execute such further instruments or documents as the other party reasonably shall request from time to time to implement the purposes of this Agreement.

     Section 4.4. Severability. If any provision of this Agreement shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

     Section 4.5. Entire Agreement.This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party thereto to be bound.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


ASSIGNOR:                              STAR-KIST FOODS, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------





ASSIGNEE:                              H. J. HEINZ COMPANY, L.P.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                                                Schedule F-3 (A)


                             STAR-KIST FOODS, INC.
                               FIRST AMENDMENT TO
               ASSIGNMENT, ASSUMPTION AND BILL OF SALE AGREEMENT


     THIS AMENDMENT, made as of May 3, 2001 by and between Star-Kist Foods, Inc. for itself and on behalf of its divisions Star-Kist Seafood Company and Heinz Pet Products, and as successor-in-interest to HPP Specialty Pet Products, Inc. and Nature's Recipe ("Assignor"); and H.J. Heinz Company, L.P., a Delaware limited partnership ("Assignee").


                                   RECITALS:


     WHEREAS, pursuant to an Assignment, Assumption and Bill of Sale Agreement dated May 3, 2001 Assignor assigned and transferred to Assignee certain assets described in such Agreement; and

     WHEREAS, the Assignor desires to amend such Agreement, effective May 3, 2001, to correct an error of fact with respect to certain real property and the Assignee consents to such amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:



                                   AMENDMENT

     Section 1.1. Excluded Asset. Section 1.2 of the Agreement is hereby amended, effective May 3, 2001, to add to the list of Excluded Assets new item
(j) as follows:

     (j) the real property owned by Assignor in the Township of South Centre, County of Columbia, Pennsylvania;


     Section 1.2. No Other Effects. All other terms and conditions of the Agreement shall remain in full force and shall not be affected by this amendment.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.


ASSIGNOR:                              STAR-KIST FOODS, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------





ASSIGNEE:                              H. J. HEINZ COMPANY, L.P.
                                       By:      HEINZ MANAGEMENT COMPANY
                                                General Partner


                                                By:
                                                   ----------------------------
                                                Name:
                                                     --------------------------
                                                Title:
                                                      -------------------------

                                                                   Schedule F-4


                             FOOD SERVICE COMPANIES
               ASSIGNMENT, ASSUMPTION AND BILL OF SALE AGREEMENT


     THIS ASSIGNMENT, ASSUMPTION AND BILL OF SALE AGREEMENT (this "Agreement"), made as of this 3rd day of May, 2001 by and among Central Commissary, Inc.; Escalon Premier Brands, Inc. (f/k/a Escalon Packers, Inc.); IDF Holdings, Inc., for itself and as successor-in-interest to International Diverse Foods, Inc., Green Boys Foods Inc. and Mike Rose Foods, Inc.; Portion Pac, Inc., for itself and as successor-in-interest to Crestar Food Products, Inc.; Quality Chef Foods, Inc., for itself and as successor-in-interest to Midwest Related Food Products, Inc.; and Thermo Pac, Inc; (each individually referred to herein as an "Assignor" and collectively as the "Assignors"); and H. J. Heinz Company, L.P., a Delaware limited partnership ("Assignee").


                                   RECITALS:


     WHEREAS, Assignors are wholly owned subsidiaries of H. J. Heinz Company, a Pennsylvania corporation ("Heinz"); and

     WHEREAS, pursuant to a consolidation of its United States manufacturing operations, Heinz, and its wholly owned subsidiary, Heinz Management Company, have formed and organized the Assignee with the intent that, following such reorganization and restructuring, the Assignee will be the sole United States operating affiliate of Heinz; and

     WHEREAS, pursuant to such consolidation, each of the Assignors desires to assign, transfer and convey all of the Included Assets (as such term is defined in Section 1.1 below) to Assignee, and Assignee wishes to accept the assignment of such Included Assets, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:


                                   ARTICLE I

                                   ASSIGNMENT

     Section 1.1. Assigned Assets. Assignors hereby assign, transfer and convey to the Assignee all of Assignors' right, title and interest in and to each and every asset, right and interest of every kind, nature or character whatsoever, wherever located, and whether direct or indirect, that are owned, used or held for use by, or for the benefit of or on the behalf of, in whole or in part, Assignors and used in connection with the manufacturing, marketing, distribution and sale of food products in the United States (the "Manufacturing Operations") including, without limitation, the following (but specifically excluding the Excluded Assets, as such term is defined in Section 1.2 below):

     (a) all machinery; tools; dies; molds; packaging materials; appliances; motorized and non-motorized vehicles; trailers, attachments and accessories; marine vessels; aircraft; railway rolling stock; furnishings; equipment (including, but not limited to, all spare and replacement parts); computer hardware; computer software; fuel stocks; plants; materials, stores, supplies, packaging and labeling; documents, records and other similar and dissimilar tangible records; and all other tangible personal property of every conceivable nature, kind, character and description associated with the Manufacturing Operations of the Assignors (the "Property");

     (b) all inventory, raw materials, finished products and work-in-progress of the Assignors (the "Inventories");

     (c) all real property leases (together with all modifications and amendments thereof and supplements thereto), where any Assignor is the direct or indirect lessor or lessee of land, structures, fixtures and premises (the "Real Property Leases");

     (d) all leases, subleases and assignments (together with all modifications and amendments thereof and supplements thereto), where any Assignor is the direct or indirect lessor or lessee of machinery, equipment or any other personal property (the "Personal Property Leases");

     (e) all easements, profits, licenses pertaining to real property, rights of access, rights of way and other similar or dissimilar rights in real property (together with all modifications and amendments thereof and supplements thereto), where any Assignor is the direct or indirect grantor or grantee (the "Real Property Licenses");

     (f) all written and oral contracts (together with all modifications and amendments thereof and supplements thereto) (the "Contracts");

     (g) all licenses not pertaining to real property (including, but not limited to, computer software licenses) (together with all modifications and amendments thereof and supplements thereto) (the "Personal Property Licenses");

     (h) all accounts receivable and all other similar or dissimilar receivables (the "Receivables");

     (i) all prepaid expenses (the "Prepaid Expenses");

     (j) all goodwill, going concern value and other intangible assets associated with the Manufacturing Operations of the Assignors (the "Goodwill");

     (k) all transferable or otherwise assignable approvals, permits, authorizations, licenses, orders, registrations, certificates, variances and other similar or dissimilar permits obtained from any governmental or quasi-governmental authority and pending applications (the "Permits");

     (l) all patents, patent applications and patent claims, whether foreign or domestic, owned or licensed by the Assignors; all copyrights, copyright applications or copyright claims, whether foreign or domestic, owned or licensed by the Assignors; all trade secrets, business privileged materials, proprietary information and all other confidential information of the Assignors, whether or not such information is related to the Manufacturing Operations of the Assignors, including, without limitation, all information relating to sales, sales volume, sales methods, sales proposals, customers, suppliers, prospective customers, financial and accounting records, manuals, formulae, processes, methods, compositions, ideas, improvements, inventions, know-how, research and all other confidential and proprietary information (collectively, the "Proprietary Information");

     (m) all cash, bank and other accounts, bank and other balances, term or time deposits, lock box receipts and similar cash items (the "Accounts"); and

     (n) any claims, demands, judgments, actions, causes of action, joinders, contributions, indemnities, losses, damages, suits, inquiries, proceedings, grievances, arbitrations, judgments or other similar or dissimilar rights of each Assignor (the "Claims"), whether such Claims are known or unknown, suspected or unsuspected, foreseen or unforeseen, real or imaginary, actual or potential, vested or contingent; whether arising at law, in equity or otherwise, under common or statutory law, state or federal law, or natural or any other law; whether as a result of active or passive negligence, strict liability in tort, breach of warranty (express or implied), breach of contract, duty to indemnify or any other theory of recovery, basis or cause whatsoever.

Collectively, the assets, properties, rights and interests identified in subsections 1.1(a) through (n) above, together with all other assets, properties, rights and interests of the Assignors not excluded in Section 1.2 below, are referred to in this Agreement as "Included Assets."

     Section 1.2. Excluded Assets. The following assets, properties, rights and interests, whether real or personal, tangible or intangible shall not be included as an Included Asset, and shall specifically be excluded from the assignment and transfer set forth in Section 1.1 above:

     (a) all trademarks, trade names, corporate names and logos of the Assignors;

     (b) the leased property located at 14320-22 and 14426 Bonelli Street in the City of Industry, California;

     (c) all intercompany receivables and/or payables from and/or to Assignors and H. J. Heinz Company;

     (d) the personal property leased under the lease agreement dated March 30, 2001 with BNP Paribas Leasing Corporation and subleased to Assignee under a sublease agreement dated May 3, 2001 except for the property subject to such lease that is located in Escalon, California and Jacksonville, Florida which shall continue to be Included Assets;

     (e) all assets and liabilities, of whatever nature, relating to income taxes; and

     (f) all corporate records of the Assignors including, without limitation, the corporate financial records, stock registry and minute books.

Collectively, the assets, properties, rights and interests identified in subsections 1.2(a) - (f) above are referred to in this Agreement as "Excluded Assets."


                                   ARTICLE II

                                   ASSUMPTION

     Section 2.1 Assumed and Excluded Liabilities. Assignee hereby accepts all right, title and interest of Assignors in, to and under the Included Assets and agrees to fully assume, pay, discharge, perform and fulfill, or cause to be assumed, paid, discharged, performed or fulfilled, all duties, liabilities and obligations in connection with, or arising from, such Included Assets from and after the date hereof. Assignee assumes no obligation with respect to the following:

     (a) all liabilities relating to the Excluded Assets; and

     (b) any other liabilities identified in writing by any one of the Assignors and Assignee no later than July 31, 2001 as not pertaining to the Manufacturing Operations.


                                  ARTICLE III

                                  DISCLAIMERS

     Section 3.1 AS IS, WHERE IS; Disclaimer. The Included Assets are being sold, transferred, conveyed, assigned and delivered to Assignee in an "AS IS, WHERE IS" condition. Each Assignor warrants that the Included Assets conveyed by such Assignor is owned by such Assignor and that each such Assignor has the legal right, and is properly authorized and empowered, to sell, transfer, convey, assign and deliver all of its right, title and interest in and to the Included Assets to Assignee. EXCEPT AS OTHERWISE SET FORTH HEREIN, ASSIGNORS MAKE NO WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY REGARDING THE INCLUDED ASSETS, AND ASSIGNORS EACH DISCLAIM ALL OTHER WARRANTIES, INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL ASSIGNORS, OR ANY OF THEM, BE LIABLE FOR CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES RELATING TO OR CAUSED BY THE INCLUDED ASSETS.

     Section 3.2 Individual Action; Misstatements; Failure to Act. Each statement, representation, warranty, covenant and act made and undertaken by Assignors herein and hereunder shall be deemed to be that of each Assignor individually, and shall not be dependent for its validity upon the statements, representations, warranties, covenants or acts of Assignors collectively or of any other Assignor individually. No misstatement, misrepresentation, act or failure to act of any Assignor shall be deemed a misstatement, misrepresentation, act or failure to act of Assignors collectively or of any other Assignor individually, or affect or invalidate the sale, transfer, conveyance, assignment and/or delivery of any Included Assets sold, transferred, conveyed, assigned and delivered to Assignor by any other Assignor pursuant to this Agreement.


                                   ARTICLE IV

                                    GENERAL

     Section 4.1. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     Section 4.2. Controlling Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law provisions.

     Section 4.3. Further Assurances. Assignors and Assignee shall cooperate with each other with respect to the subject matter of this Agreement, and each party shall take such further actions and execute such further instruments or documents as the other party reasonably shall request from time to time to implement the purposes of this Agreement.

     Section 4.4. Severability. If any provision of this Agreement shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

     Section 4.5. Entire Agreement.This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party thereto to be bound.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.


ASSIGNORS:                             CENTRAL COMMISSARY, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       ESCALON PREMIER BRANDS, INC.,


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       IDF HOLDINGS, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       PORTION PAC, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------


                                       QUALITY CHEF FOODS, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                       THERMO PAC, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------





ASSIGNEE:                              H. J. HEINZ COMPANY, L.P.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                                                   Schedule F-5


                                   CMH, INC.
                              ASSIGNMENT AGREEMENT


     THIS ASSIGNMENT AGREEMENT (this "Agreement"), made as of this 3rd day of May, 2001 by and between CMH, Inc. and H.J. Heinz Company, L.P., a Delaware limited partnership ("Assignee").

                                   RECITALS:

     WHEREAS, Assignor is a wholly owned subsidiary of H.J. Heinz Company, a Pennsylvania corporation ("Heinz"); and

     WHEREAS, pursuant to a consolidation of its United States manufacturing operations, Heinz, and its wholly owned subsidiary, Heinz Management Company, have formed and organized the Assignee with the intent that, following such reorganization and restructuring, the Assignee will be the sole United States operating affiliate of Heinz; and

     WHEREAS, pursuant to such consolidation, Assignor desires to assign, transfer and convey the asset described in Section 1.1 below to Assignee, and Assignee wishes to accept the assignment of such asset, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   ASSIGNMENT

     Section 1.1. Assigned Asset. Assignor hereby assigns, transfers and conveys to the Assignee all of Assignor's right, title and interest in and to all of the 6.5% cumulative, non-voting preferred stock, redemption value $1,895,245,000 of PM Holding Company, a Delaware corporation, owned by Assignor



                                   ARTICLE II

                                    GENERAL

     Section 2.1. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     Section 2.2. Controlling Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law provisions.

     Section 2.3. Further Assurances. Assignor and Assignee shall cooperate with each other with respect to the subject matter of this Agreement, and each party shall take such further actions and execute such further instruments or documents as the other party reasonably shall request from time to time to implement the purposes of this Agreement.

     Section 2.4. Severability. If any provision of this Agreement shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

     Section 2.5. Entire Agreement.This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party thereto to be bound.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

ASSIGNOR:                              CMH, INC.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------





ASSIGNEE:                              H.J. HEINZ COMPANY, L.P.


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                                                                   Schedule F-6
                                 BOULDER, INC.
                              ASSIGNMENT AGREEMENT


     THIS ASSIGNMENT AGREEMENT (this "Agreement"), made as of this 3rd day of May, 2001 by and between Boulder, Inc. and H.J. Heinz Company, L.P., a Delaware limited partnership ("Assignee").

                                   RECITALS:

     WHEREAS, Assignor is a wholly owned subsidiary of H.J. Heinz Company, a Pennsylvania corporation ("Heinz"); and

     WHEREAS, pursuant to a consolidation of its United States manufacturing operations, Heinz, and its wholly owned subsidiary, Heinz Management Company, have formed and organized the Assignee with the intent that, following such reorganization and restructuring, the Assignee will be the sole United States operating affiliate of Heinz; and

     WHEREAS, pursuant to such consolidation, Assignor desires to assign, transfer and convey the asset described in Section 1.1 below to Assignee, and Assignee wishes to accept the assignment of such asset, on the terms and subject to the conditions set forth in this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                                   ARTICLE I

                                   ASSIGNMENT

     Section 1.1. Assigned Asset. Assignor hereby assigns, transfers and conveys to the Assignee all of Assignor's right, title and interest in and to all of common shares of The Hain Celestial Group, Inc. owned by Assignor on the date of this agreement.

                                   ARTICLE II

                                    GENERAL

     Section 2.1. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the parties hereto.

     Section 2.2. Controlling Law. This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without regard to conflicts of law provisions.

     Section 2.3. Further Assurances. Assignor and Assignee shall cooperate with each other with respect to the subject matter of this Agreement, and each party shall take such further actions and execute such further instruments or documents as the other party reasonably shall request from time to time to implement the purposes of this Agreement.

     Section 2.4. Severability. If any provision of this Agreement shall be held to be invalid, void or unenforceable, the remaining provisions hereof shall in no way be affected or impaired and such remaining provisions shall remain in full force and effect.

     Section 2.5. Entire Agreement.This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions whether oral or written. There are no warranties, representations or other agreements between the parties in connection with the subject matter hereof, except as specifically set forth herein. No supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the party thereto to be bound.


                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

ASSIGNOR:                            BOULDER, INC.


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------





ASSIGNEE:                            H.J. HEINZ COMPANY, L.P.


                                     By:
                                        ----------------------------------------
                                     Name:
                                          --------------------------------------
                                     Title:
                                           -------------------------------------

                                   SCHEDULE G

                          REAL PROPERTIES TRANSFERRED

---------------------------- --------------------------------------------------
                   1.        Fremont, OH (Heinz)
                             Route 6, No. 5th St., Fremont, OH 43420
---------------------------- --------------------------------------------------
                   2.        Holland, MI (Heinz
                             41 West 16th Street, Holland, MI 49423
---------------------------- --------------------------------------------------
                   3.        Muscatine, IA (Heinz)
                             1357 Isett Ave., Muscatine, IA 52761-4599
---------------------------- --------------------------------------------------
                   4.        Stockton, CA (Heinz)
                             2800 S. California Street, Stockton, CA 95206
---------------------------- --------------------------------------------------
                   5.        Escalon, CA (Escalon Premier Brands, Inc.)
                             1905 Mchenry Ave., Escalon, CA 95320-9601
---------------------------- --------------------------------------------------
                   6.        King of Prussia, PA (Heinz)
                             250 Hansen Access Road, King of  Prussia, PA 19406
---------------------------- --------------------------------------------------
                   7.        Jacksonville, FL (Portion Pac, Inc.)
                             7500 Forshee Dr. Jacksonville, FL 32219
---------------------------- --------------------------------------------------
                   8.        Nashville, TN (International Diverse Foods, Inc.)
                             189 Spence Lane, Nashville, TN 37210-2507
---------------------------- --------------------------------------------------
                   9.        Phoenix AZ (Heinz
                             610 S. 56th
                             Ave., Phoenix, AZ 85093
---------------------------- --------------------------------------------------
                   10.       Newburyport, MA (Heinz
                             4 Henry Graf Road, Newbury, MA 01950
---------------------------- --------------------------------------------------
                   11.       Ontario, OR (HFF)
                             175 N.E. 6th Avenue, Ontario, OR 97914
---------------------------- --------------------------------------------------
                   12.       West Chester, PA(HFF)
                             700 Old Fernhill Road, West Chester, PA 19380
---------------------------- --------------------------------------------------
                   13.       Ft. Myers, FL (HFF)
                             5521 Division Drive, Fort Meyers, FL 33905
---------------------------- --------------------------------------------------
                   14.       Massillon, OH (HFF)
                             1301 Oberlin Road S.W., Massillon, OH
                             44647
---------------------------- --------------------------------------------------
                   15.       Pocatello, ID (HFF)
                             221 Ore-Ida Court, Pocatello, ID 83202-1996
---------------------------- --------------------------------------------------
                   16.       Bloomsburg, PA (Star-Kist)
                             6670 Low Street, Bloomsburg, PA 17815
---------------------------- --------------------------------------------------
                   17.       Topeka, KS (Star-Kist)
                             6670 Low Street, Bloomsburg, PA 17815
---------------------------- --------------------------------------------------
                   18.       Lawrence, KS (Star-Kist)
                             727 N. Iowa, Lawrence, KS 66044
---------------------------- --------------------------------------------------

             Schedule H - H. J. Heinz Finance Capital Contribution


As of the date of the Original Partnership Agreement, H. J. Heinz Finance Company contributed the following Property in exchange for Class B Interests:

         1.   $500,000 of cash

         2. The equipment located in Stockton, California that was acquired pursuant to the Equipment Lease Assignment Agreement dated May 3, 2001.

                                   Schedule I




-------------------------------------------------------------------------------


                             SALES AGENCY AGREEMENT

-------------------------------------------------------------------------------



                                    between

                                    [Owner]

                                      and

                           H. J. Heinz Company, L. P.





                               Dated: May 3, 2001

                             SALES AGENCY AGREEMENT

     THIS SALES AGENCY AGREEMENT (this "Agreement"), made and entered into this third day of May, 2001 by and between _____________, ("Owner") and H. J. Heinz Company, L.P. ("LP") (each of Owner and LP are herein referred to as a "Party" and collectively as the "Parties").

                                  WITNESSETH:

     WHEREAS, Owner and certain affiliated companies have transferred their U.
S. business operations to LP by forming LP as a partnership and becoming limited partners thereof;

     WHEREAS, Owner desires to retain for its own account the inventories of finished goods on hand at the close of business on May 2d, 2001 (the "Inventories") and to profit from the sale of same; and WHEREAS, LP possesses the employees and assets needed to sell and distribute the finished goods and is willing to carry out this activity for the fee herein agreed;

     NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, receipt of which the Parties acknowledge, the Parties, intending to be bound legally, agree as follows:

     1. Sale and Delivery of the Inventories. LP shall sell and dispose of the Inventories on behalf of and as agent for Owner in accordance with the sales and marketing plans established by Owner as of the date of this agreement and as may be modified by Owner from time to time and shall cause delivery of same to the purchaser.

     2. Term. The term of this Agreement shall commence on May 3, 2001 and
        ----
shall continue in full force and effect until the date the Inventories are sold or otherwise disposed of, unless otherwise earlier terminated as provided in
Section 12 hereof.

     3. Fee. Owner shall pay to LP in full and complete consideration for the
        ---
sale and disposition of the Inventories a fee equal to 105% of the Costs incurred by LP with respect to the Inventories. The term "Costs" shall include the expenses attributable under the accounting practices of LP to the storage, handling, distribution, marketing and selling of the Inventories including, but not limited to, a reasonable allocation of general overhead expenses.

     4. Owner Retained Risk. Until title passes to customers, Owner shall bear
        -------------------
all risk of loss arising from the sale, transportation, storage, handling or other use of the Inventories from any cause whatsoever, other than any loss solely resulting from the gross negligence or willful misconduct of LP. Without limiting the generality of the foregoing, Owner shall bear all risk of loss relating to delinquencies, defaults and insolvencies of customers and third party claims relating to the Inventories and sales thereof and shall be solely responsible for defective products, all liability for the costs of product recalls, slow moving or unsaleable products or other costs of an unusual nature or amount including strikes, acts of God, or damage or destruction of the Inventories - other than loss, damage or destruction attributable to the gross negligence or willful misconduct of LP.

     5. Indemnity By Owner. The Parties agree that Owner is the owner of the
        ------------------
Inventory and LP is acting as an agent for the sale and distribution of the Inventory. As such, Owner shall indemnify and hold harmless LP from and against any and all claims, demands, actions, suits, causes of action, damages, and expenses that any person or entity makes, sustains, or brings against LP for the recovery of damages for the injury, illness, or death of any person caused or alleged to be caused by the consumption or use by such person of any of the Inventories that LP sells pursuant to this Agreement except to the extent such injury, illness, or death results from the gross negligence or willful misconduct of LP or its agents or employees. If any person or entity asserts any claim or brings any suit or action against LP for which Owner may be required to indemnify LP, LP promptly shall notify Owner of such claim or suit. LP shall comply with any reasonable request of Owner with respect the assisting in the defense or settlement of any such claim. Owner shall reimburse LP for any costs directly incurred by LP in connection with providing such assistance to Owner.

     6. Accounting, Collections and Payments.
        ------------------------------------

     (a) As successor to the businesses previously conducted by Owner and its affiliates in the United States, LP has assumed the books, records, accounting and information technology software and systems of the predecessor businesses. The Parties acknowledge and agree that the requirements of these integrated manufacturing and sales systems are such that it is not feasible or desirable for LP to attempt to segregate the beginning balances for the Inventories or to account for sales other than through the inherited systems. The Parties expressly agree that the initial recording of the sale of the Inventories within the accounting systems of LP shall in no way impair the title of Owner in the Inventories or the proceeds from the disposition thereof. All accounting by LP with respect to the Inventories shall be undertaken in the capacity of agent of Owner.

     (b) Proceeds from the sale of the Inventories shall be collected by LP as agent of Owner and may not be utilized or invested by LP for its own account and shall not be invested in any non-liquid investments by LP. No less frequently than every 30 days LP shall calculate the amounts due to Owner under this Agreement and shall remit same, less LP's fee to the account specified by Owner. The calculations made by LP shall be accompanied by such additional data as Owner may reasonably request in order to verify the accuracy of the calculations. In the event of a disagreement between the parties as to any calculation, the accounting firm of PricewaterhouseCoopers shall mediate.

     7. Inspection of Records. LP shall maintain such records and accounts as
        ---------------------
are requested by Owner relating to the performance of LP's obligations under this Agreement. Owner shall have access to LP's premises for inspection during normal business hours. LP shall also comply with all other reporting requirements imposed by Owner under this Agreement. LP agrees to permit an auditor appointed by Owner to inspect the LP's records upon reasonable notice during normal and customary working hours.

     8. Insurance. Owner shall obtain and maintain during the term of this
        ---------
Agreement, product liability insurance with respect to all liabilities, including but not limited to bodily harm and death, caused by any defective Products. Owner shall obtain and maintain insurance covering any claims, demands, suite, losses, damages and liabilities including without limitation interest and reasonable attorney's fees arising out of, relating to, or resulting from the activities of LP under this Agreement. Such insurance shall be adequate in scope and coverage considering the potential liability exposure, and shall include LP as an additional insured.

     9. Severability. If any paragraph or portion of this Agreement violates
        ------------
any applicable law, such paragraph or portion shall be inoperative. If a court of competent jurisdiction rules that any provision set forth in this Agreement is unenforceable, then such provision shall be deemed modified to the extent that, in the court's opinion, is necessary to make it enforceable. The remainder of the Agreement shall remain valid and shall continue to bind the Parties.

     10. Successors and Assigns. This Agreement shall be binding and inure to
         ----------------------
the benefit of each of the Parties and its successors and assigns. However, neither Party may transfer or assign this Agreement without the prior written consent of the other Party.

     11. Waiver. No waiver by either Party of any breach, default, or violation
         ------
of any term, warranty, representation, agreement, covenant, condition, or provision of this Agreement shall constitute a waiver of any subsequent breach, default, or violation of the same or other term, warranty, representation, agreement, covenant, condition, or provision.

     12. Early Termination of Agreement. This Agreement may be terminated by
         ------------------------------
either party by written notice dated no less than 30 days before the identified termination date at any time after November 15, 2001 with respect to any Inventories that remain unsold on the termination date. LP will provide, at Owner's cost, warehousing for such Inventories for a period not to exceed 30 days after the termination date

     13. Entire Agreement. This Agreement contains all of the terms,
         ----------------
warranties, representations, agreements, covenants, conditions, and provisions the Parties have agreed upon with respect to the subject matter of this Agreement and merges and supersedes all prior agreements, understandings, and representations relating to such subject matter.

     14. Governing Law. This Agreement shall be governed by and construed
         -------------
according to the laws of the Commonwealth of Pennsylvania, without effect to conflict of law rules.

     15. Interpretation. This Agreement shall be construed as a whole in
         --------------
accordance with its fair meaning and its language and, regardless of who is responsible for its original drafting, shall not be construed for or against either Party. The captions of the various sections of this Agreement are included for convenience of reference only and shall in no way affect the construction or interpretation of this Agreement.

                            Signature page follows.

IN WITNESS WHEREOF, each Party has executed this Agreement on the day and year first above written.

                                       Owner


                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------




                                       H. J. Heinz Company, L.P.

                                       Heinz Management Company,
                                          General Partner

                                       By:
                                          -------------------------------------
                                       Name:
                                            -----------------------------------
                                       Title:
                                             ----------------------------------

                     Addendum 1 - Previous Limited Partners


As of May 3, 2001, the only Limited Partners of the Partnership were those entities listed below:

                          May 3, 2001 Limited Partners
                          ----------------------------
                          H. J. Heinz Company
                          Star-Kist Foods, Inc.
                          Heinz Frozen Foods Company
                          H. J. Heinz Finance Company
                          Portion Pac, Inc.
                          Escalon Premier Brands, Inc.
                          IDF Holdings, Inc.
                          Quality Chef Foods, Inc.
                          Thermo Pac, Inc.
                          Boulder, Inc.
                          CMH, Inc.
                          Central Commissary, Inc.

Effective as of May 4, 2001, the entities listed below were merged with and into CMH, Inc.:

                          Merged Limited Partners
                          -----------------------
                          Portion Pac, Inc.,
                          Escalon Premier Brands, Inc.
                          IDF Holdings, Inc.
                          Quality Chef Foods, Inc.
                          Thermo Pac, Inc.
                          Boulder, Inc.
                          Central Commissary, Inc.


As a result thereof, as of May 4, 2001, the only Limited Partners of the Partnership were those listed below:

                          May 4, 2001 Limited Partners
                          ----------------------------
                          H. J. Heinz Company
                          Star-Kist Foods, Inc.
                          Heinz Frozen Foods Company
                          H. J. Heinz Finance Company
                          CMH, Inc.


H. J. Heinz Company, Star-Kist Foods, Inc. and Heinz Frozen Foods Company are and continue to be the only Class A Interest Holders, and the remainder of the entities listed above under the heading "May 4, 2001 Limited Partners" are and continue to be the only Class B Interest Holders.